EXHIBIT 10.2

EXECUTION VERSION

Dated 19 October 2023

(1) ASHLAND INTERNATIONAL RECEIVABLES DESIGNATED ACTIVITY COMPANY as Seller

(2) ASHLAND INC. as Performance Guarantor

(3) ASHLAND INDUSTRIES FRANCE SAS as French Originator and French Sub-Servicer

(4) ASHLAND INDUSTRIES DEUTSCHLAND GMBH as German Originator, German Sub-Servicer and Subordinated Lender

(5) ASHLAND INDUSTRIES ITALIA S.R.L as Italian Originator and Italian Sub-Servicer

(6) ASHLAND SPECIALTY CHEMICAL (SINGAPORE) PTE. LTD as Singaporean Originator and Singaporean Sub-Servicer

(7) ASHLAND SPECIALTIES HISPANIA, S.L.U. as Spanish Originator and Spanish Sub-Servicer

(8) ASHLAND INDUSTRIES EUROPE GMBH as Swiss Originator and Swiss Sub-Servicer

(9) ASHLAND SPECIALTIES UK LIMITED as UK Originator and UK Sub-Servicer

(10) ASHLAND SPECIALTIES IRELAND LIMITED as Irish Originator, Servicer and Parent

(11) BANK OF AMERICA, N.A. as Administrative Agent, Structuring Agent and Committed Purchaser

(12) ING BELIGUM SA/NV as ING Group Agent

(13) MONT BLANC CAPITAL CORP as Committed Purchaser

MASTER FRAMEWORK AGREEMENT

London

Contents

Clause Page

1.	Interpretation	3
2.	Common Terms	3

Schedules

1.	Master Definitions Schedule	5
2.	Common Terms	50
	Part 1 General Legal Terms	50
3.	Representations and Warranties	55
	Part 1 Representations and Warranties of the Seller	55
	Part 2 Representations and Warranties of the Servicer and Ashland Sub- Servicers	63
	Part 3 Representations and Warranties of the Performance Guarantor	68
	Part 4 Representations and Warranties of the Originators	71
4.	Covenants	80
	Part 1 Covenants of the Seller	80
	Part 2 Covenants of the Servicer and the Ashland Sub-Servicers	88
	Part 3 Covenants of the Performance Guarantor	95
	Part 4 Covenants of the Originators	96
5.	Indemnities	102
	Part 1 Indemnification by the Seller	102
	Part 2 Indemnification by the Servicer and the Ashland Sub-Servicers	105
	Part 3 Indemnification by the Performance Guarantor	107
	Part 4 Indemnification by the Originators	109
6.	Notice Details	112

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This MASTER FRAMEWORK AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of 19 October 2023 by and among the following parties:

(i) ASHLAND INTERNATIONAL RECEIVABLES DESIGNATED ACTIVITY COMPANY, a designated activity company incorporated in Ireland with company number 745736, whose registered office is at 3rd Floor Kilmore House, Park Lane, Spencer Dock, Dublin 1, Dublin, D01YE64, Ireland, as Seller (together with its successors and assigns, the “Seller”);

(ii) ASHLAND INC. as Performance Guarantor (“Ashland”);

(iii) ASHLAND INDUSTRIES FRANCE SAS as French Originator and French Sub-Servicer;

(iv) ASHLAND INDUSTRIES DEUTSCHLAND GMBH as German Originator, German Sub-Servicer and Subordinated Lender;

(v) ASHLAND INDUSTRIES ITALIA S.R.L as Italian Originator and Italian Sub-Servicer;

(vi) ASHLAND SPECIALTY CHEMICAL (SINGAPORE) PTE. LTD as Singaporean Originator and Singaporean Sub-Servicer;

(vii) ASHLAND SPECIALTIES HISPANIA, S.L.U. as Spanish Originator and Spanish Sub-Servicer;

(viii) ASHLAND INDUSTRIES EUROPE GMBH as Swiss Originator and Swiss Sub-Servicer;

(ix) ASHLAND SPECIALTIES UK LIMITED as UK Originator and UK Sub-Servicer;

(x) ASHLAND SPECIALTIES IRELAND LIMITED as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”) Irish Originator and Parent;

(xi) BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent, Structuring Agent and Committed Purchaser;

(xii) ING BELGIUM SA/NV as ING Group Agent; and

(xiii) MONT BLANC CAPITAL CORP as Committed Purchaser

(each a "Party", and together the "Parties").

INTRODUCTION:

(A) The Seller has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Purchase and Sale Agreements. The Seller desires to sell certain of the Receivables to the Purchasers pursuant to the Receivables Purchase

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Agreement. The Seller is a special purpose company wholly owned by the Parent whose primary activities are restricted in its constitution.

(B) The Parties have agreed to enter into the Transaction Documents, pursuant to which the Master Definitions Schedule as set out in Schedule 1 (Master Definitions Schedule) to this Master Framework Agreement, the Common Terms and other provisions set out in this Master Framework Agreement shall apply to and be incorporated into all or some of the Transaction Documents, as set out in each of such Transaction Documents, as provided in this Master Framework Agreement.

THE PARTIES AGREE AS FOLLOWS:

1. Interpretation

(a) Unless otherwise defined herein or the context requires otherwise, words and expressions used in this Master Framework Agreement has the meanings and constructions ascribed to them in the Master Definitions Schedule as set out in Schedule 1 (Master Definitions Schedule) to this Master Framework Agreement.

(b) Subject to clause 1(c) below, where any person which is a party to a Transaction Document acts in more than one capacity, the provisions of this Master Framework Agreement shall apply to such person as though it were a separate party in each such capacity except insofar as they may require such person in one capacity to give any notice or information to itself in another capacity.

(c) The agreements, representations and warranties contained in this Master Framework Agreement made or given by any party to this Master Framework Agreement in an express capacity under a Transaction Document shall be deemed to be the agreements, representations and warranties of that party solely in such capacity for so long as that party continues to act in each such capacity under that Transaction Document (as applicable).

2. Common Terms

(a) The Common Terms shall apply to this Master Framework Agreement.

(b) If a provision of any Transaction Document (not including a provision relating to VAT) is inconsistent with a provision in this Master Framework Agreement, the provisions of the Transaction Document (as applicable) shall prevail. If a provision relating to VAT of any Transaction Document is inconsistent with a provision of this Master Framework Agreement, the provisions of this Master Framework Agreement shall prevail.

This Master Framework Agreement has been executed by the Parties.

3. Italian Transparency Provisions

For the purposes of the transparency provisions set forth in the CICR Resolution of 4 March 2003, as amended from time to time, and in the “Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari. Correttezza delle relazioni tra intermediari e client” issued by the Bank of Italy and as amended from time to time, each Party hereby acknowledges and confirms that:

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(a) it has appointed and has been assisted by its respective legal counsel in connection with the negotiation, preparation and execution of this Agreement; and

(b) this Agreement and all of its terms and conditions, including the Schedules hereto, have been specifically negotiated (oggetto di trattativa individuale) between the Parties.

IN WITNESS WHEREOF the parties hereto have executed this Master Framework Agreement on the day and year first before written.

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement by executing it as a deed after the Schedules.

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Schedule 1

Master Definitions Schedule

Except where the context otherwise requires, the following defined terms used in the Transaction Documents, have the meanings set out below (as the same may be amended and supplemented from time to time):

“Adjusted Eligible Receivables Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Offset Payables Reduction Amount.

“Administrative Agent” means Bank of America, in its capacity as contractual representative for the Purchaser Parties, and any successor thereto in such capacity appointed pursuant to Section 8.09 of the Receivables Purchase Agreement.

“Adverse Claim” means any ownership interest or claim, mortgage, deed or declaration of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing (i) in favour of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) or (ii) in favour of a Collection Account Bank pursuant to the terms of a Security Document shall not constitute an Adverse Claim.

“Advisors” has the meaning set forth in Section 11.06(c) of the Receivables Purchase Agreement.

“Affected Person” means each Purchaser Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, as to any Person: (a) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder(s) of its Capital Stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Agreed Currency” means Euros or any Alternative Currency, as applicable.

“Agreement Currency” has the meaning specified in Section 11.18 of the Receivables Purchase Agreement.

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“Aggregate Capital” means, at any time of determination, the Euro Equivalent of the aggregate outstanding Capital of all Purchasers at such time.

“Aggregate Yield” means, at any time of determination, the aggregate accrued and unpaid Yield on the aggregate outstanding Capital of all Purchasers at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternative Currency” means each of the following currencies: Sterling and Dollars, together with each other currency (other than Euro) that is approved in accordance with Section 1.05 of the Receivables Purchase Agreement; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Euro, the equivalent amount thereof in the applicable Alternative Currency as determined by the Servicer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Euro at approximately 5:00 p.m. (London time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Servicer, as the case may be, using any reasonable method of determination agreed with the Administrative Agent.

“Anti-Corruption Law” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and any other applicable anti-corruption legislation in other jurisdictions.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to EURIBOR or any Alternative Currency (other than Dollars), the applicable administrator for the Relevant Rate for EURIBOR or such Alternative Currency (other than Dollars) or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Anti-Terrorism Laws” means any Applicable Law in force or hereinafter enacted related to terrorism, money laundering or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B and any regulations or directives promulgated under these provisions.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

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“Ashland” is defined in the Preamble.

“Ashland Credit Agreement” means the amended and restated credit agreement, dated as of July 22, 2022 (as further amended and/or restated from time to time), among Ashland, as borrower, Ashland Global Holdings Inc and Ashland Chemco Inc., as holding companies, Ashland Services B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, as the Dutch borrower, various financial institutions, The Bank of Nova Scotia, as swing line lender, l/c issuer and as administrative agent and Citibank, N.A., as syndication agent.

“Ashland Group” has the meaning set forth in Section 5.05(c) of the Receivables Purchase Agreement.

"Ashland Sub-Servicers” means, each of the French Sub-Servicer, the German Sub-Servicer, the Italian Sub-Servicer, the Singaporean Sub-Servicer, the Spanish Sub-Servicer, the Swiss Sub-Servicer, the UK Sub-Servicer.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Purchaser, an Eligible Assignee, such Committed Purchaser’s Group Agent and the Administrative Agent, and, if required, the Seller, pursuant to which such Eligible Assignee may become a party to the Receivables Purchase Agreement, in substantially the form of Exhibit C thereto.

“Assumption Agreement” has the meaning set forth in Section 11.03(g) of the Receivables Purchase Agreement.

“Attorney Costs” means and includes all reasonable and documented fees, costs, expenses and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” has the meaning set forth in the preamble to this Agreement.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means:

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(a) in respect of Capital denominated in Dollars, a rate per annum (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) equal to the greater of:

(i) the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Group Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer provided that if any above such rate is less than zero, such rate shall be deemed to be zero;

(ii) 0.50% per annum above the Federal Funds Rate; and

(iii) Daily 1M SOFR, plus the SOFR Adjustment, plus 1.00% so long as Daily 1M SOFR is offered, ascertainable and not unlawful.

(b) in respect of any Capital denominated in Euros, Sterling or any other Alternative Currency other than Dollars, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall at all times be equal to the greater of:

(i) the Relevant Rate, as applicable, for a one month period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; and

(ii) the rate at which overnight deposits (in an amount approximately equal to and in the applicable currency of such Capital in respect of which the Base Rate is to be determined) are offered by the principal London office of the applicable Group Agent or the applicable Committed Purchaser in immediately available funds to leading banks in the London interbank market; or

(iii) the "policy rate," "base rate," "reference rate" or other customarily referenced rate for loans to corporate borrowers for such currency on the relevant page of the applicable central bank or other commercially reasonable source determined by the applicable Group Agent or the applicable Committed Purchaser.

“Beneficial Owner” means, for the Seller, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Seller’s Capital Stock; and (b) a single individual with significant responsibility to control, manage or direct the Seller.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Business Day” means any day (i) on which commercial banks are open for general business in the state where the Administrative Agent’s office is located, Delaware, London, Dublin, New York and Brussels or (ii) is a TARGET Day, (in all cases, other than a Saturday or Sunday) provided that if such day relates to any interest rate settings as to a Capital denominated in Dollars, any such day that is also a U.S. Government Securities Business Day.

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“Capital” means, with respect to any Purchaser, the aggregate amounts paid to, or on behalf of, the Seller in connection with all Investments made by such Purchaser in the relevant currency pursuant to Article II of the Receivables Purchase Agreement, as reduced from time to time by Collections distributed and applied on account of reducing, returning or repaying such Capital pursuant to Section 2.02(d) of the Receivables Purchase Agreement or Section 3.01 of the Receivables Purchase Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Coverage Amount” means, at any time of determination, the amount equal to (a) the Net Receivables Pool Balance at such time, minus (b) the Total Reserves at such time.

“Capital Coverage Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital exceeds (b) the Capital Coverage Amount at such time.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Certificate of Beneficial Ownership” means, for the Seller, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying as to, among other things, the Beneficial Owner.

“Change in Control” means the occurrence of any of the following:

(a) (i) the failure of the Parent to own, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the membership interests of the Seller and (ii) the failure of Ashland to ultimately own, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the membership interests of the Parent;

(b) any Adverse Claim should exist with respect to the Subordinated Loan Agreement or any Subordinated Loan or the Intercompany Loan Agreement or any Intercompany Loan;

(c) the failure of Ashland to own, directly or indirectly, free and clear of any Adverse Claim (other than any Adverse Claims granted to secure obligations under the Transaction Documents and obligations under the Ashland Credit Agreement) and on a fully diluted basis, at least 100% of the outstanding shares of voting stock or other equity interests of each Originator; or

(d) an event or series of events by which:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or

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other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Ashland entitled to vote for members of the board of directors or equivalent governing body of Ashland on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Ashland cease to be composed of individuals (a) who were members of that board or equivalent governing body on the first day of such period, (b) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(iii) a “change of control” or any comparable term under, and as defined in, the Ashland Credit Agreement, the Existing Senior Notes Documents or other Debt exceeding $100,000,000, shall have occurred.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charged-Off Receivable” means a Pool Receivable (a) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof, (b) which has been identified by the Seller, any Originator or the Servicer as uncollectible, or (c) which, consistent with the Credit and Collection Policy, would be written off as uncollectible.

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“Closing Date” means 2023.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collection Account” means each account listed and labelled as such on Schedule II to the Receivables Purchase Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the relevant Originator) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to a Collection Account Declaration of Trust or a Collection Account Pledge Agreement for the purpose of receiving Collections.

“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.

“Collection Account Declaration of Trust” means each of the UK Collection Account Declaration of Trust, the Irish Collection Account Declaration of Trust, the Swiss Collection Account Declaration of Trust, the German Collection Account Declaration of Trust, the French Collection Account Declaration of Trust, and, together, the “Collection Account Declarations of Trust”.

“Collection Account Pledge Agreement” means each of the French Collection Account Pledge Agreement, the German Collection Account Pledge Agreement, the Spanish Collection Account Pledge Agreement, the Italian Collection Account Pledge Agreement, the Singapore Collection Account Pledge Agreement and the Swiss Collection Account Pledge Agreement and, together the “Collection Account Pledge Agreements”.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller, the Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including service charges, finance charges, interest, fees, taxes, duties and all other charges), or applied to amounts owed in respect of such Pool Receivable (including, if any, insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (excluding any funds received from an Obligor that is a Sanctioned Person other than for the purposes of any indemnity under the Transaction Documents or ) (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable, (d) all other proceeds of such Pool Receivable, (e) to the extent there is any, the amount of any refund of the VAT component for such Pool Receivable obtained pursuant to any Purchase and Sale Agreement”.

“Commercial Paper” means the commercial paper issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Commitment” means, with respect to any Committed Purchaser (including a Related Committed Purchaser) the maximum aggregate amount of Capital which such Person is obligated to pay pursuant to the Receivables Purchase Agreement on account of all Investments, on a combined basis, as set forth on Schedule I of the Receivables Purchase

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Agreement or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 11.03 of the Receivables Purchase Agreement or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e) of the Receivables Purchase Agreement. If the context so requires, “Commitment” also refers to a Committed Purchaser’s obligation to fund Investments in accordance with the Receivables Purchase Agreement.

“Committed Purchasers” means Bank of America, Mont Blanc Capital Corp and each other Person that is or becomes a party to the Receivables Purchase Agreement in the capacity of a “Committed Purchaser”.

“Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 15.00%, (ii) for any Group B Obligor, 7.50%, (iii) for any Group C Obligor, 5.00 % and (iv) for any Group D Obligor, 3.75% and (b) for each of the Obligors listed on Exhibit J (each, a “Special Obligor”), the percentage specified on Exhibit J of the Receivables Purchase Agreement for such Special Obligor (the applicable “Special Concentration Limit”); provided, however, that the Seller may from time to time deliver written supplements to Exhibit J and, if such supplements are approved in writing by the Administrative Agent and each Group Agent (each in its sole discretion), such supplements shall supersede the then-existing Exhibit J effective as of the date agreed in writing by the Seller and each Group Agent; provided, further, that the Administrative Agent or any Group Agent may, upon not less than ten (10) Business Days’ notice to the Seller, cancel or reduce the Special Concentration Limit with respect to any or all Special Obligors, in which case the Concentration Percentage for such Special Obligor(s) shall be determined pursuant to clause (a) above. In the event that any other Obligor is or becomes an Affiliate of a Special Obligor, the Special Concentration Limit shall apply to both such Obligor and such Special Obligor and shall be calculated as if such Obligor and such Special Obligor were a single Obligor.

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors, and (d) the largest Obligor Percentage of the Group A Obligors.

“Conduit Purchaser” means Mont Blanc Capital Corp and each other commercial paper conduit that is or becomes a party to the Receivables Purchase Agreement in the capacity of a “Conduit Purchaser”.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, EURIBOR or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, SOFR, SONIA, EURIBOR, and “Yield Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not

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administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of the Receivables Purchase Agreement and any other Transaction Document).

"Consent Required Obligor” means each Obligor listed as such in the Fee Letter and as determined in accordance with the Fee Letter.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Covered Entity” means (a) each of the Seller, the Servicer, each Originator, the Parent, Ashland and each of Ashland’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Purchaser to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Group Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to Conduit Purchasers in respect of Yield for any Yield Period with respect to any Portion of Capital funded by such Conduit Purchasers at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Purchasers had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) if such Capital (or such portion thereof) is being funded by such Conduit Purchaser on such day other than through the issuance of Notes

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(including, without limitation, if a Conduit Purchaser is then funding such Capital (or such portion thereof) under a Program Support Agreement), then the Base Rate or (c) any other rate designated as the “CP Rate” for such Conduit Purchaser in the Assumption Agreement or other document pursuant to which such Person becomes a party as a Conduit Purchaser to the Receivables Purchase Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Agent from time to time.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit E, as modified in compliance with the Receivables Purchase Agreement and this Agreement.

"Credit Impaired” means the Obligor:

(a) has been declared insolvent or had a court grant his creditors a final non-appealable right of enforcement or material damages as a result of a missed payment within three years prior to the date of origination or has undergone a debt-restructuring process with regard to his non-performing exposures within three years prior to the date of transfer or assignment of the underlying exposures to the Seller;

(b) was, at the time of origination, where applicable, on a public credit registry of persons with adverse credit history or, where there is no such public credit registry, another credit registry that is available to the Originators or

(c) has a credit assessment or a credit score indicating that the risk of contractually agreed payments not being made is significantly higher than for comparable exposures held by the relevant Originator which are not transferred.

“Currency Sublimit” means, each of (1) the Dollar Sublimit, (2) the Euro Sublimit, (3) the Sterling Sublimit and (4) any other Currency Sublimit for an Alternative Currency as approved in writing by the Administrative Agent. The Currency Sublimits are part of, and not in addition to, the Facility Limit and the aggregate Commitments of all Committed Purchasers.

“Daily 1M SOFR” means, for any day, the rate per annum determined by the applicable Group Agent equal to the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Seller.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the applicable Group Agent equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then

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Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (New York City time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Seller, effective on the date of any such change.

“Data Protection Laws” means (a) in relation to the European Economic Area and the United Kingdom, the GDPR, national legislation implementing and supplementing the GDPR and implementing the Directive on Privacy and Electronic Communications (2002/58/EC), the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 and the UK Data Protection Act 2018 and any supplementary legislation as the same may be amended, superseded or replaced from time to time; and (b) in relation to other applicable jurisdictions, all laws and regulations in those jurisdictions relating to the processing of personal data and/or protection of privacy as the same may be amended, superseded or replaced from time to time.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to the product, rounded, if necessary, to the nearest whole number, obtained by multiplying (a) 90 by (b) the quotient obtained by dividing (i) the aggregate Outstanding Balance of all Pool Receivables as of the last day of the most recently ended Fiscal Month by (ii) the aggregate amount of sales giving rise to Pool Receivables originated during the consecutive three month period ended as of the last day of the most recently ended Fiscal Month.

“Debt” has the meaning assigned to the term “Indebtedness” in the Ashland Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto.

“Deemed Collections” has the meaning set forth in Section 3.01(d) of the Receivables Purchase Agreement.

“Deemed Defaulted Receivable” means a Receivable as to which (i) the respective Obligor is an Eligible Obligor and (ii) any payment, or part thereof, remains unpaid for more than 150 days and less than 181 days from the due date for such payment.

“Deemed Financial Covenants” means any one of the “financial covenants” set forth in Section 7.11 of the Ashland Credit Agreement (or any replacement or successor to such section or any similar section or sections in any replacement senior credit agreement) as in effect immediately prior to the initial occurrence of any Group Agent and each of its Affiliates, if applicable, ceasing to be a party to the Ashland Credit Agreement as a lender thereunder.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the sum of the aggregate Outstanding Balance of all Pool Receivables

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that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable (other than a Short-Term or Long-Term Re-Aged Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days from the due date for such payment; provided, however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

“Dilution” means, on any date, an amount equal to the sum, without duplication, of the aggregate reduction effected on such day in the Outstanding Balances of the Receivables attributable to any non-cash items including credits, rebates, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, disputes (it being understood that a Receivable is “subject to dispute” only if and to the extent that, in the reasonable good faith judgment of the applicable Originator (which shall be exercised in the ordinary course of business) such Obligor’s obligation in respect of such Receivable is reduced on account of any performance failure on the part of such Originator), set-offs, counterclaims, chargebacks, returned or repossessed goods, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments that are made in respect of Obligors provided that writeoffs or credits related to an Obligor’s bad credit shall not constitute Dilution; provided, further, that writeoffs or credits related to pricing adjustments shall not constitute Dilution so long as (a) such pricing adjustments are treated as sale reversals and (b) the applicable pricing adjustment is processed the same calendar month during which the related Receivable was generated.

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during such Fiscal Month, plus (ii) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the preceding Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than five (5) Business Days’ notice to the Seller to reflect such number of Fiscal Months as the Administrative Agent reasonably believes best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.

“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of decreases in the Outstanding Balance of all Pool Receivables due to Dilution during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the Fiscal Month that is two months prior to such Fiscal Month; provided that in connection with their receipt of each Due Diligence Audit, the Group Agents in their reasonable credit judgment and after evaluation of the results of such audit may adjust such percentage to an appropriate amount based on such review so long as (x) such increase or decrease is

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approved by the Majority Group Agents and (y) the Administrative Agent has provided the Seller and the Servicer with at least ten (10) Business Days’ advance notice of such increase or decrease.

“Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (i) 2.50 times the Expected Dilution Ratio, and (ii) the Dilution Volatility Component.

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage) and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of:

(a) the positive difference, if any, between: (i) the highest average Dilution Ratio for any two (2) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months and (ii) the Expected Dilution Ratio; multiplied by

(b) the quotient of (i) the highest average Dilution Ratio for any two (2) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months divided by (ii) the Expected Dilution Ratio,

provided that in connection with their receipt of each Due Diligence Audit, the Group Agents in their reasonable credit judgment and after evaluation of the results of such audit may adjust such percentage to an appropriate amount based on such review so long as (x) such increase or decrease is approved by the Majority Group Agents and (y) the Administrative Agent has provided the Seller and the Servicer with at least ten (10) Business Days’ advance notice of such increase or decrease.

“Dollar Sublimit” means, in relation to any Capital denominated in Dollars, up to $80,000,000.

“Dollars” and “$” each mean the lawful currency of the United States of America.

"Due Diligence Audit” means each audit conducted by the Administrative Agent pursuant to Section 2.01(f) of the Receivables Purchase Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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"Eligible Account Bank” means any depository institution with a short-term unsecured debt rating of at least P-1 from Moody’s, F1 from Fitch and at least A-1 from S&P.

“Eligible Assignee” means (i) any Committed Purchaser or any of its Affiliates, (ii) any Person managed by a Committed Purchaser or any of its Affiliates and (iii) any other financial or other institution.

“Eligible Currency” means any lawful currency other than Euros that is readily available, freely transferable and convertible into Euros in the international interbank market available to the Purchasers, as applicable, in such market and as to which a Euros Equivalent may be readily calculated. If, after the designation by the Purchasers, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Majority Group Agents (in the case of any Investments to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Euros, (b) a Euros Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Purchasers or (d) no longer a currency in which the Majority Group Agents are willing to make such Investments (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Purchasers, the Seller and Ashland, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Sellers shall repay all Investments in such currency to which the Disqualifying Event applies or convert such Investments into the Euro Equivalent of Investments in Euros, subject to the other terms contained herein.

“Eligible Obligor” means an Obligor incorporated and located in an Eligible Obligor Country and is not an Excluded Obligor.

“Eligible Obligor Country” means each country listed in Schedule IV to the Receivable Purchase Agreement (as such schedule may be modified from time to time by agreement in writing between the Administrative Agent, each Group Agent and the Seller) and is not an Excluded Eligible Obligor Country or an Ultra-High Risk Country.

“Eligible Obligor Country Ratings Grid” means the list on Exhibit K of the Receivables Purchase Agreement provided, however, that the Seller may from time to time deliver written supplements to the Eligible Obligor Country Ratings Grid and, if such supplements are approved in writing by the Administrative Agent and each Group Agent (each in its sole discretion), such supplements shall supersede the then-existing Eligible Obligor Country Ratings Grid effective as of the date agreed in writing by the Seller and each Group Agent.

“Eligible Receivable” means, at any time of determination, (and without duplication) a Pool Receivable:

(a) the Obligor of which is: (i) organized in or that has a head office, registered office or chief executive office located in an Eligible Obligor Country; (ii) not a Sanctioned Person; (iii) not subject to any Insolvency Proceeding; (iv) not an Affiliate of the Seller, the

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Servicer, the Parent, Ashland or any Originator; (v) not the Obligor with respect to Receivables as to which either (A) any payment, or part thereof, remains unpaid for more than 90 days from the due date for such payment, or (B) that are Charged-Off Receivables, which in either case in the aggregate have an Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables, (vi) not a natural person and (vii) not a material supplier of the Ashland Group or an Affiliate of a material supplier;

(b) for which an Insolvency Proceeding shall not have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;

(c) that is denominated and payable only in Euros or an Alternative Currency, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Collection Account;

(d) that does not have a due date which is more than 180 days after the date of origination;

(e) that (i) arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business, (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator and (iii) is not a securitized asset;

(f) that arises under a duly authorized Contract that (i) is in full force and effect, (ii) is governed by the laws of (A) France in the case of the French Originator, (B) Germany or Switzerland in the case of the German Originator, (C) Italy in the case of the Italian Originator, (D) Singapore in the case of the Singaporean Originator, (E) Spain in the case of the Spanish Originator, (F) Switzerland in the case of the Swiss Originator, (G) England in the case of the UK Originator, or (G) Ireland or England in the case of the Irish Originator (iii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; (iv) the payments thereunder are free and clear of any, or increased to account for any applicable, withholding Tax or value added, sales, excise or similar Tax; (v) allows full recourse to the relevant Obligor and (vi) may be transferred free of any stamp, registration or similar Taxes;

(g) that has been transferred by an Originator to the Seller pursuant to the relevant Purchase and Sale Agreement with respect to which transfer all conditions precedent under the relevant Purchase and Sale Agreement have been met;

(h) that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(i) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of

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such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the relevant Purchase and Sale Agreement have been duly obtained, effected or given and are in full force and effect;

(j) that is not subject to any existing dispute, litigation, right of rescission, set-off, counterclaim, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable;

(k) that satisfies all applicable requirements of the Credit and Collection Policy;

(l) that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 6.02 of the Receivables Purchase Agreement); provided that only such portion of such Receivable that is the subject of such modification, waiver or restructuring shall be deemed to be ineligible pursuant to the terms of this clause ((m));

(m) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable without condition (including without any consent of Ester Finance Technologies, the related Obligor or any Governmental Authority);

(n) for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority ownership or security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(o) that is not a Receivable as to which payment, or part thereof, remains unpaid for more than 90 days from the due date for such payments;

(p) that is not a Charged-Off Receivable;

(q) that is not a Long-Term Re-Aged Receivable;

(r) that is not owing from an Excluded Obligor;

(s) for which no Originator, the Seller, the Parent, Ashland, Performance Guarantor or the Servicer has established any offset or netting arrangements (including customer deposits and advance payments (including payments relating to unearned revenues)) with the related Obligor in connection with the ordinary course of payment of such Receivable; provided that, if such Receivable is subject to any offset or netting arrangements, only the portion of such Receivable that is the subject of such offset or netting arrangements shall be deemed to be ineligible pursuant to the terms of this clause ((t));

(t) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Seller (other than the delivery of the related goods or merchandise with respect to In-Transit Receivables) and the related goods or merchandise shall have been shipped and/or services performed; provided, that if such Receivable is subject to the performance of additional

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services, only the portion of such Receivable attributable to such additional services shall be ineligible;

(u) which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(v) which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

(w) for which the related Originator has recognized the related revenue on its financial books and records in accordance with GAAP;

(x) for which neither the related Originator nor any Affiliate thereof is holding any deposits received by or on behalf of the related Obligor; provided that only the portion of such Pool Receivable in an amount equal to such deposits shall be ineligible;

(y) the related credit agreement is not a 'securitisation position' as defined in Article 2(19) of the EU Securitisation Regulation;

(z) the obligations under the Receivable have not been subcontracted to any person;

(aa) the Receivable shall not have been evidenced by a promissory note, bill of exchange or cheque, or any other equivalent transferable instrument under any relevant Applicable Law;

(bb) the Receivable shall not bear interest in respect of the relevant Obligor;

(cc) to the best knowledge of the Originator the Obligor is not Credit Impaired;

(dd) the Obligor of which is not an ESG Excluded Obligor;

(ee) the Receivable is not an In-Transit Receivable where (A) (i) the Performance Guarantor’s unsecured debt has a public rating from S&P below “BB-”, or (ii) the Performance Guarantor’s unsecured debt has a public rating from Moody’s below “Ba3” and (B) the Administrative Agent (acting on the instruction of the Majority Group Agents) has informed the Seller in writing that In-Transit Receivables are no longer Eligible Receivables; and

(ff) is not a Receivable originated by the Singapore Originator where the Singapore Originator has failed to enter into a Singapore Collection Account Pledge Agreement and respective JPM Bank Account Control Agreement in a form reasonably acceptable to the Administrative Agent within 30 days of the Closing Date (or such longer date as agreed in writing by the Administrative Agent).

“Embargoed Property” means any property (a) in which a Sanctioned Person holds a an interest, (b) beneficially owned, directly or indirectly, by a Sanctioned Person, (c) that is

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due to or from a Sanctioned Person, (d) that is located in a Sanctioned Jurisdiction, or (e) that would otherwise cause any actual violation by any Purchaser Party of any applicable Anti-Terrorism Law if any Purchaser Party were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of human health and safety, the environment and natural resources or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any corporation, trade or business which together with the Seller, the Servicer, any Originator, the Parent, or Ashland is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) or O of the Code or Section 4001(b) of ERISA.

"ESG Excluded Obligor” means:

(a) any Obligor that is known to have been related to human rights abuses, forced labour or child labour;

(b) any Obligor involved in the construction of new coal fired power plants, oil sands projects or oil sand dedicated infrastructure;

(c) any Obligor significantly impacting UNESCO World Heritage Sites;

(d) any Obligor involved in trade involving endangered species for commercial purposes or endangered species for testing/experimental purposes, animal testing for non-medical purposes or illegal wildlife trade;

(e) any Obligor involved in the production of asbestos fibres, chemical and biological weapons or any new activity that involves illegal logging;

(f) any Obligor involved in deforestation or burning tropical forests;

(g) any Obligor involved in any manner whatsoever in the production of nuclear weapons, cluster weapons, anti-personnel landmines, biological and chemical weapons, white phosphorus, depleted uranium or small arms and light weapons;

(h) any Obligor active in palm oil production, trading or refining;

(i) any Obligor involved in beaching of ships, financing a buyer of scrap vessels, or involved in any manner whatsoever in ship recycling yards;

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(j) any Obligor involved in any mining of uranium, asbestos or thermal coal mining or trading of any of these; or

(k) or any other criteria required by the Purchasers pursuant to their respective internal policies and guidelines, as amended from time to time, in each case acting reasonably and after due notification to Ashland and the Seller.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitisation Regulation” means Regulation (EU) 2017/2402, as amended (which does not take into account any corresponding national measures), including: (a) applicable regulatory and/or implementing technical standards or delegated regulations made under the EU Securitisation Regulation (including any applicable transitional provisions); and/or (b) any relevant guidance and policy statements relating to the application of the EU Securitisation Regulation published by the EBA, the ESMA, the EIOPA (or their successor), collectively, the European Supervisory Authorities or ESAs, including any applicable guidance and policy statements issued by the Joint Committee of ESAs and/or the European Commission, in each case as amended, varied or substituted from time to time.

“EURIBOR” means the rate per annum equal to the Euro Interbank Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Yield Period with a term equivalent to such Yield Period.

“Euro” and “€” mean the single currency of the Participating Member States.

“Euro Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Euros, such amount, (b) if such amount is expressed in an Alternative Currency the equivalent of such amount in Euros determined by using the rate of exchange for the purchase of Euros with the Alternative Currency last provided (either by publication or otherwise provided to the Servicer) by the applicable Bloomberg source (or, if such Bloomberg source is not available, such other publicly available source for displaying exchange rates as determined from time to time by the Administrative Agent) on the date that is two (2) Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Euros as determined by the Servicer using any method of determination agreed with the Administrative Agent) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Euros as determined by the Servicer using any method of determination agreed with the Administrative Agent.

“Euro Sublimit” means in relation to any Capital denominated in Euros, €125,000,000.

“Event of Termination” has the meaning specified in Section7.01 of the Receivables Purchase Agreement. For the avoidance of doubt, any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 7.01 of the Receivables Purchase Agreement.

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“Excess Concentration” means the sum of the following amounts, without duplication:

(a) the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(b) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is a Governmental Authority, over (ii) the product of (x) 1%, multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(c) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is incorporated, organized or existing under the laws of India (or any state, province or other political subdivision thereof), over (ii) the product of (x) 10.00% (provided that, such percentage (A) may be reduced to the then applicable percentage specified for India in the Eligible Obligor Country Ratings Grid by the Administrative Agent or any Group Agent (in each case, acting in its sole discretion) on five (5) Business Days’ prior written notice to the Seller and the Servicer and (B) if so reduced, may be subsequently increased (to not more than 10.00%) with the prior written consent of the Administrative Agent and the Majority Group Agents), multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(d) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is incorporated, organized or existing under the laws of Turkey (or any state, province or other political subdivision thereof), over (ii) the product of (x) 3.0% (provided that, such percentage (A) may be reduced to the then applicable percentage specified for Turkey in the Eligible Obligor Country Ratings Grid, or some other agreed amount, by the Administrative Agent or any Group Agent (in each case, acting in its sole discretion) on five (5) Business Days’ prior written notice to the Seller and the Servicer and (B) if so reduced, may be subsequently increased (to not more than 3.0%) with the prior written consent of the Administrative Agent and the Majority Group Agents), multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(e) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is incorporated, organized or existing under the laws of Egypt (or any state, province or other political subdivision thereof), over (ii) the product of (x) 0.00% (provided that, such percentage may be adjusted to the then applicable percentage allowed for Egypt based on the Eligible Obligor Country Ratings Grid, or some other agreed amount, (i) by the Administrative Agent or any Group Agent (in each case, acting in its sole discretion) on five (5) Business Days’ prior written notice to the Seller and the Servicer), if the effect of the adjustment at such time would be to decrease the percentage allowed, and (ii) by the Administrative Agent and each Group Agent if the effect of the adjustment at such time would be to increase the percentage allowed, multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(f) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is incorporated, organized or existing under the laws of a Group A Obligor Country, Group B Obligor Country, Group C Obligor Country, Group D Obligor Country, Group E Obligor Country, Group F Obligor Country or Group G Obligor Country (or any state, province or other political subdivision thereof) (as applicable), over (ii) the product of (x) the then applicable percentage allowed for such Obligor’s applicable country

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group based on the Eligible Obligor Country Ratings Grid multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(g) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is incorporated, organized or existing under the laws of an Identified Obligor Country (or any state, province or other political subdivision thereof), over (ii) the product of (x) 3.00% (provided that, such percentage (A) may be reduced to the then applicable percentage allowed for such Identified Obligor Country based on the Eligible Obligor Country Ratings Grid (as determined by its long-term foreign currency rating as if it were not an Identified Obligor Country) by the Administrative Agent or any Group Agent (in each case, acting in its sole discretion) on five (5) Business Days’ prior written notice to the Seller and the Servicer and (B) may be increased with the prior written consent of the Administrative Agent and the Majority Group Agents) multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(h) the sum of the amounts calculated for each of the Obligors which are incorporated, organized or existing under the laws of a Group E Obligor Country or Group F Obligor Country (or any state, province or other political subdivision thereof), equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligors, over (ii) the product of (x) 10.00%, multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(i) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which remaining payment terms (computed in days and calculated based on the difference between the date of determination and the stated due date for payment) of invoices are for more than 60 days but less than 91 days, over (ii) the product of (x) 25.0%, multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(j) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which remaining payment terms (computed in days and calculated based on the difference between the date of determination and the stated due date for payment) of invoices are for more than 90 days but less than 121 days, over (ii) the product of (x) 10.0%, multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(k) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which remaining payment terms (computed in days and calculated based on the difference between the date of determination and the stated due date for payment) of invoices are for more than 120 days but less than 181 days, over (ii) the product of (x) 5.0%, multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(l) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are In-Transit Receivables, over (ii) the product of (x) 5.0%, multiplied by (y) the Adjusted Eligible Receivables Balance; plus

(m) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Short Term Re-Aged Receivables, over (ii) the product of (x) 5.0%, multiplied by (y) the Adjusted Eligible Receivables Balance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

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“Excluded Eligible Obligor Country” means those Eligible Obligor Countries listed from time to time as Excluded Eligible Obligor Countries on the Eligible Obligor Country Ratings Grid.

“Excluded Obligor” means each Obligor listed as such in the Fee Letter and as determined in accordance with the Fee Letter.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes and (b) any withholding Taxes imposed pursuant to FATCA and (c) in respect of any Affected Person that is entitled to any Yield or interest payments pursuant to the Transaction Documents, any withholding tax imposed by Ireland on a payment under a Transaction Document, if on the date on which the payment falls due, the payment could have been made to such an Affected Person, without such withholding tax if it was an Qualifying Person, but on that date that Affected Person is not or has ceased to be an Qualifying Person other than as a result of any change after the date it became a party to a Transaction Document in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority.

“Existing Senior Notes” means (i) the 3.375% Senior Notes due 2031 and (ii) the 6.875% Senior Notes due 2043 (in each case, issued by Ashland).

“Existing Senior Notes Documentation” means any indenture among Ashland, as issuer, any guarantors party thereto and a trustee with respect to the Existing Senior Notes and all other agreements, instruments and other documents pursuant to the Existing Senior Notes have been or will be issued or otherwise setting forth the terms of the Existing Senior Notes.

“Expected Dilution Ratio” means the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months.

“Facility Limit” means the Euro Equivalent of €125,000,000 as reduced from time to time pursuant to Section 2.02(e) of the Receivables Purchase Agreement. References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

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“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” has the meaning specified in Section 2.03(a) of the Receivables Purchase Agreement.

“Fees” has the meaning specified in Section 2.03(a) of the Receivables Purchase Agreement.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital has been reduced to zero and Aggregate Yield has been paid in full, (ii) all other Seller Obligations have been paid in full (other than contingent or unliquidated obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of the Receivables Purchase Agreement), (iii) all other amounts owing to the Purchaser Parties and any other Seller Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

“Financial Covenant” means any one of the “financial covenants” set forth in Section 7.11 of the Ashland Credit Agreement (or any replacement or successor to such section or any similar section or sections in any replacement senior credit agreement) at such time.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“Fiscal Month” means each calendar month.

“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Floor” means a rate of interest equal to zero (0.00%) per annum.

“Foreign Tax” means any tax chargeable on profits or gains under the laws of a territory other than Ireland, that is of a similar nature to Irish income tax, corporation tax (including a controlled foreign company charge), or capital gains tax but not including a withholding tax to the extent such withholding tax is refundable where levied.

“French Collection Account Declaration of Trust” means an English law declaration of trust, dated as of the Closing Date, between the French Originator, the Administrative Agent and the Seller.

“French Collection Account Pledge Agreement” means, with respect to any Collection Account in France, any in rem security in the form of a pledge agreement entered into either

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(i) by any Originator as pledgor and the Seller as pledgee or (ii) the Seller as pledgor and the Administrative Agent as pledgee and acknowledged by the related Collection Account Bank.

"French Purchase and Sale Agreement” means the French law purchase and sale agreement dated as of the Closing Date, between the French Originator, the Servicer and the Seller.

“GAAP” means generally accepted accounting principles in the United States of America, Italy, the United Kingdom, Germany, Spain, France, Ireland, Switzerland and Singapore, as applicable, in each case consistently applied.

“German Collection Account Declaration of Trust” means an English law declaration of trust, dated as of the Closing Date, between the German Originator, the Administrative Agent and the Seller.

“German Collection Account Pledge Agreement” means, with respect to any Collection Account in Germany, any in rem security in the form of a pledge agreement entered into either (i) by any Originator as pledgor and the Seller as pledgee or (ii) the Seller as pledgor and the Administrative Agent as pledgee and acknowledged by the related Collection Account Bank.

“German Originator” means Ashland Industries Deutschland GmbH a limited liability company (Gesellschaft mit beschränkter Haftung) registered with the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Duesseldorf under registration number HRB 29830.

"German Purchase and Sale Agreement” means the German law purchase and sale agreement dated as of the Closing Date, between the German Originator, Servicer and the Seller.

“Governmental Authority” means the government of the United States of America, Italy, the United Kingdom, Germany, Spain, France, Ireland, Switzerland and Singapore or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing.

“Group” means, (i) for any Conduit Purchaser (other than Mont Blanc Capital Corp), such Conduit Purchaser, together with such Conduit Purchaser’s Related Committed Purchasers, related Group Agent, (ii) for Bank of America, Bank of America as a Committed Purchaser and as a Group Agent, (iii) for ING, Mont Blanc Capital Corp as a Committed Purchaser, and ING as a Group Agent, and (iv) for any other Purchaser that does not have a related Conduit Purchaser, such Purchaser, together with such Purchaser’s related Group Agent and each other Purchaser for which such Group Agent acts as a Group Agent under the Transaction Documents.

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“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with (a) a short-term rating of at least: (i) “A-1” by S&P or (ii) “P-1” by Moody’s; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (i) or clause (ii) above, or (b) if such Obligor does not have a short-term rating from either S&P or Moody’s, (x) a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities or (y) “A1” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (x), or clause (y) above; provided, further that, if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of such ratings from each of S&P and Moody’s and such deemed rating shall be used for the purposes of whether such rating satisfies clauses (a) and (b) above.

"Group A Obligor Country” means an Eligible Obligor Country which has a long-term foreign currency rating by both Moody’s and S&P and the lower of both ratings is sufficient to be designated as a Group A country in accordance with the Eligible Obligor Country Ratings Grid.

“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to the Receivables Purchase Agreement or any other Person who becomes a party to the Receivables Purchase Agreement as a Group Agent for any Group pursuant to an Assumption Agreement, an Assignment and Acceptance Agreement or otherwise in accordance with the Receivables Purchase Agreement.

“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Seller and the Servicer for purposes of receiving payments to or for the account of the members of such Group pursuant to the Receivables Purchase Agreement.

“Group B Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor with (a) a short-term rating of at least: (i) “A-2” by S&P and (ii) “P-2” by Moody’s; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (i), or clause (ii) above, or (b) if such Obligor does not have a short-term rating from either S&P or Moody’s, (x) a rating of “BBB+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (y) “Baa1” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies one of clause (x), or clause (y) above; provided, further that, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of such ratings from either of S&P or Moody’s and such deemed rating shall be used for the purposes of whether such rating satisfies clauses (a) and (b) above.

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"Group B Obligor Country” means an Eligible Obligor Country which has a long-term foreign currency rating by both Moody’s and S&P and the lower of both ratings is sufficient to be designated as a Group B country in accordance with the Eligible Obligor Country Ratings Grid.

“Group C Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or Group B Obligor with (a) a short-term rating of at least: (i) “A-3” by S&P and (ii) “P-3” by Moody’s; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (i), or clause (ii) above, or (b) if such Obligor does not have a short-term rating from either S&P or Moody’s, (x) a rating of “BBB-” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (y) “Baa3” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (i), or clause (ii) above; provided, further that, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of such ratings from each of S&P or Moody’s and such deemed rating shall be used for the purposes of whether such rating satisfies clauses (a) and (b) above.

"Group C Obligor Country” means an Eligible Obligor Country which has a long-term foreign currency rating by both Moody’s and S&P and the lower of both ratings is sufficient to be designated as a Group C country in accordance with the Eligible Obligor Country Ratings Grid.

“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Purchasers within such Group.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by either of Moody’s or S&P shall be a Group D Obligor.

"Group D Obligor Country” means an Eligible Obligor Country which has a long-term foreign currency rating by both Moody’s and S&P and the lower of both ratings is sufficient to be designated as a Group D country in accordance with the Eligible Obligor Country Ratings Grid.

"Group E Obligor Country” means an Eligible Obligor Country which has a long-term foreign currency rating by both Moody’s and S&P and the lower of both ratings is sufficient to be designated as a Group E country in accordance with the Eligible Obligor Country Ratings Grid.

"Group F Obligor Country” means an Eligible Obligor Country which has a long-term foreign currency rating by both Moody’s and S&P and the lower of both ratings is sufficient to be designated as a Group F country in accordance with the Eligible Obligor Country Ratings Grid.

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"Group G Obligor Country” means an Eligible Obligor Country which is not a Group A Obligor Country, Group B Obligor Country, Group C Obligor Country, Group D Obligor Country, Group E Obligor Country, Group F Obligor Country, Special Obligor Country or Identified Obligor Country.

“Guaranteed Obligations” has the meaning set forth in Section 10.01 of the Receivables Purchase Agreement.

“Guarantee” means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Identified Obligor Country” means each country listed as an Identified Obligor Country in the Eligible Obligor Country Ratings Grid.

“Immaterial Subsidiary” means as of any date of determination, any Subsidiary that, together with its Subsidiaries on a consolidated basis, during (or, in the case of assets, as of the last day of) the twelve months preceding such date of determination accounts for (or to which may be attributed) 5.0% or less of the net income or assets (determined on a consolidated basis) of Ashland and its Subsidiaries during (or, in the case of assets, as of the last day of) such twelve month period; provided that, as of any date of determination, the aggregate consolidated net income or assets for all Immaterial Subsidiaries during (or, in the case of assets, as of the last day) of the twelve months preceding such date of determination shall not exceed 10.0% of the total net income or assets of Ashland and its Subsidiaries during (or, in the case of assets, as of the last day of) such twelve month period.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller or any of its Affiliates under any Transaction Document, (b) to the extent not otherwise described in clause (a) above, Other Taxes and (c) incremental Taxes imposed on a Purchaser solely attributable to such Purchaser's purchase and holding of a Receivable in excess of Taxes otherwise applicable to if such Purchaser had lent funds to the Seller"

“Independent Director” has the meaning set forth in Section 5.05(c) of the Receivables Purchase Agreement.

"Ineligible Obligor” has the meaning set forth in the Fee Letter.

“Information Package” means the reports in a form satisfactory to the Administrative Agent and the Group Agents provided in accordance with the Transaction Documents and which shall include (but not be limited to) the Monthly Report.

“ING” means ING Belgium SA/NV, a limited liability company (société anonyme/naamloze vennootschap) incorporated in Belgium.

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“Initial Schedule of Sold Receivables” means the list identifying all Sold Receivables as of the Closing Date, which list is attached as Schedule III of the Receivables Purchase Agreement.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, administration, examinership, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, (b) any procedure or step taken to appoint any administrator, monitor, receiver, interim receiver, receiver/manager, trustee, custodian or other similar official in respect of a Person or any of its assets, (c) any general assignment for the benefit of creditors of a Person, composition, arrangement, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a), (b) and (c) undertaken under federal, state or provincial law (including the Bankruptcy Code) of the U.S., Italy, the United Kingdom, Germany, Spain, France, Ireland, Switzerland and Singapore or any other jurisdiction) or (d) in the case of the Italian Originator it becomes in “stato di crisi”or insolvent pursuant to article 2, paragraph 1, lett. (a) and (b) of the Italian Crisis and Insolvency Code.

"Intended Tax Treatment" has the meaning set forth in Section 11.11 of the Receivables Purchase Agreement.

“Intercompany Loan” has the meaning set forth in the Intercompany Loan Agreement.

“Intercompany Loan Agreement” means the loan agreement between the Swiss Originator and the German Originator dated the Closing Date.

“Investment” means any payment of Capital to the Seller by a Purchaser pursuant to Section 2.01(a) of the Receivables Purchase Agreement or Section 2.02 of the Receivables Purchase Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Investment Request” means a letter in substantially the form of Exhibit A of the Receivables Purchase Agreement executed and delivered by the Seller to the relevant Group Agents pursuant to Section 2.02(a) of the Receivables Purchase Agreement.

“In-Transit Receivable” means, at any time of determination, any Receivable arising in connection with the sale of any goods or merchandise that as of such time, have been shipped but not delivered to the related Obligor.

“Irish Collection Account Declaration of Trust” means the Irish law declaration of trust, dated on or around the date of this Agreement, between the Irish Originator, the Administrative Agent and the Seller.

"Irish Purchase and Sale Agreement” means the Irish law purchase and sale agreement dated as of the Closing Date, between the Irish Originator, the Servicer and the Seller.

"Italian Civil Code” means the Italian Civil Code enacted by Royal Decree No. 262 dated 16 March 1942, as amended, supplemented and implemented from time to time.

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“Italian Collection Account Pledge Agreement” means the pledge agreement entered into by the Italian Originator as pledgor and the Seller as pledgee dated on or around the date of this Agreement.

“Italian Consolidated Act of Public Safety Laws” means the Italian Consolidated Act of Public Safety Laws enacted by Royal Decree No. 77 of 18 June 1931.

“Italian Crisis and Insolvency Code” means the Italian Legislative Decree no, 14, 12 January 2019, as amended, supplemented and implemented from time to time.

"Italian Purchase and Sale Agreement” means the Italian law purchase and sale agreement dated as of the Closing Date, between the Italian Originator, the Servicer and the Seller.

“Italian Receivables” means any Receivables governed by Italian law.

“JPM Bank Account Control Agreement” means, the bank account control agreement entered into, amongst others, JPMorgan Chase Bank, N.A., Singapore Branch, the Singaporean Originator, the Seller and the Administrative Agent in connection with the Singapore Collection Account Pledge Agreement.

“LCR Security” means any commercial paper or security (other than equity securities issued to Ashland, the Parent or any Originator that is a consolidated subsidiary of Ashland or the Parent, under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio; Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into in connection with the Receivables Purchase Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Capital and Commercial Paper.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“Long-Term Re-Aged Receivable” means a Receivable which has been subject to (i) a payment term extension of 30 days (or more) beyond its original due date or (ii) more than one payment term extension of any length beyond its original due date.

“Loss Horizon Ratio” means, at any time of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing:

(a) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the five most recent Fiscal Months; by

(b) the Net Receivables Pool Balance as of such date.

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“Loss Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) 2.50, multiplied by (b) the highest average of the Sales Based Default Ratios for any three (3) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, multiplied by (c) the Loss Horizon Ratio.

“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Purchasers representing more than 66 2/3% of the aggregate Commitments of all Committed Purchasers in all Groups (or, if the Commitments have been terminated, have Purchasers representing more than 66 2/3% of the aggregate outstanding Capital held by all the Purchasers in all Groups); provided, however, that in no event shall the Majority Group Agents include fewer than two (2) Group Agents at any time when there are two (2) or more Groups.

“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Seller, the Parent, Ashland, the Servicer and/or the Originators, individually (other than in respect to the Originators) and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:

(a) the assets, operations, business or financial condition of the Seller, the Parent, Ashland, the Servicer, the Performance Guarantors (taken as a whole) or any Originator;

(b) the ability of the Seller, the Parent, Ashland, the Servicer, any Performance Guarantor or any Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectability of any of the Pool Receivables;

(d) the status, perfection, enforceability or priority of the Administrative Agent’s ownership or security interest in the Sold Assets or Seller Collateral; or

(e) the rights and remedies of any Purchaser Party under the Transaction Documents or associated with its respective interest in the Sold Assets or the Seller Collateral.

“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.

“Minimum Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Expected Dilution Ratios, multiplied by (b) the Dilution Horizon Ratio.

"Monthly Report” a report, substantially the form of Exhibit F

“Monthly Reporting Date” means 5 Business Days prior to each Monthly Settlement Date.

“Monthly Settlement Date” means the 20th (twentieth) day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

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“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Receivables Pool Balance” means, at any time of determination: (a) the Adjusted Eligible Receivables Balance, minus (b) the Excess Concentration.

“Non-SOFR Successor Rate” has the meaning specified in Section 4.05(c) of the Receivables Purchase Agreement.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the Adjusted Eligible Receivables Balance.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Offset Payables Reduction Amount” means an amount equal to 0.55% of the Outstanding Balance of all Receivables as of such date of determination; provided that in connection with their receipt of each Due Diligence Audit, the Group Agents in their reasonable credit judgment and after evaluation of the results of such audit may increase such percentage to an appropriate amount based on such review so long as (x) such increase is approved by the Majority Group Agents and (y) the Administrative Agent has provided the Seller and the Servicer with at least ten (10) Business Days’ advance notice of such increase.

"Optional Reduction Date” means the date 5 Business Days after the delivery of a Reduction Notice made in accordance with Section 2.02(d) of the Receivables Purchase Agreement.

“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreements, as the same may be modified from time to time by adding new Originators or removing Originators, in each case in accordance with the prior written consent of the Administrative Agent.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Capital or Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or

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similar levies or fees arising from any payment made pursuant to the Receivables Purchase Agreement or from the execution, delivery, filing, recording, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder.

“Outstanding Amount” means with respect to Investments on any date, the Euro Equivalent amount of the aggregate outstanding Capital thereof after giving effect to any borrowings and prepayments or repayments of Capital, as the case may be, occurring on such date.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the Euro Equivalent of the then outstanding principal balance thereof.

“Parent” means Ashland Specialties Ireland Limited.

“Participant” has the meaning set forth in Section 11.03(d) of the Receivables Purchase Agreement.

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” has the meaning set forth in Section 11.12 of the Receivables Purchase Agreement.

“Pension Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Originator, the Seller, the Servicer, the Parent, Ashland or an ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Percentage” means, at any time of determination, with respect to any Committed Purchaser, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments pursuant to the Receivables Purchase Agreement, its Commitment at such time or (ii) if all Commitments pursuant to the Receivables Purchase Agreement have been terminated, the aggregate outstanding Capital of all Purchasers in such Committed Purchaser’s Group at such time and (b) the denominator of which is (i) prior to the termination of all Commitments pursuant to the Receivables Purchase Agreement, the aggregate Commitments of all Committed Purchasers at such time or (ii) if all Commitments pursuant to the Receivables Purchase Agreement have been terminated, the Aggregate Capital at such time.

“Performance Guarantor” means Ashland and any other Person that becomes a party to the Performance Guarantee as a guarantor thereunder.

“Performance Guarantee” means the Ashland Undertaking, dated as of the Closing Date, by Ashland, as guarantor, in favour of the Administrative Agent for the benefit of the Secured Parties.

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“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.

“Pool Receivable” means a Receivable in the Receivables Pool. For the avoidance of doubt, the Pool Receivables shall include both Sold Receivables and Unsold Receivables.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of any Capital (or portions thereof or participation interest therein) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s receivables-securitization program contemplated in the Receivables Purchase Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes, with respect to any Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

“Purchase and Sale Agreements” means together the French Purchase and Sale Agreement, the German Purchase and Sale Agreement, the Italian Purchase and Sale Agreement, the Singapore Purchase and Sale Agreement, the Spanish Purchase and Sale Agreement, the Swiss Purchase and Sale Agreement, the UK Purchase and Sale Agreement and the Irish Purchase and Sale Agreement and each a “Purchase and Sale Agreement”.

“Purchase and Sale Termination Event” has the meaning set forth in the relevant Purchase and Sale Agreement.

“Purchaser Party” means each Purchaser, the Administrative Agent and each Group Agent.

“Purchasers” means the Conduit Purchasers and the Committed Purchasers.

"Qualifying Person” means a person which at the time the payment is made, is beneficially entitled to the interest payable to that person in respect of an advance under a Transaction Document:

(a) which is a bank within the meaning of section 246(3) of the Taxes Consolidation Act 1997 (the “TCA”) which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) of the TCA; or

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(b) which is a company (within the meaning of Section 246 of the TCA);

(i) which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or

(ii) in receipt of interest under a Transaction Document which:

(A) is exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction that is in force on the date the relevant interest is paid; or

(B) would be exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date;

provided that, in the case of both (i) and (ii) above, such company does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or

(c) which is a company that is incorporated in the U.S.A. and is subject to tax on its worldwide income provided that such company does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or

(d) which is a U.S. LLC, where the ultimate recipients of the interest payable to that LLC satisfy the requirements set out in (ii) or (iii) above and the business conducted through the LLC is so structured for non-tax commercial reasons and not for tax avoidance purposes, provided that such LLC does not provide its commitment in connection with a trade or business which is carried on by it in Ireland through a branch or agency in Ireland; or

(e) which is a company (within the meaning of Section 246 of the TCA);

(i) which advances money in the ordinary course of a trade which includes the lending of money;

(ii) in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that company;

(iii) which has complied with the notification requirements set out in Section 246(5)(a) of the TCA; and

(iv) whose lending office is located in Ireland; or

(f) which is a qualifying company (within the meaning of section 110 of the TCA); or

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(g) which is an investment undertaking (within the meaning of Section 739B of the TCA); or

(h) which is an exempt approved scheme (within the meaning of Section 774 of the TCA); or

(i) which is a person in respect of which the Seller is a 51 per cent subsidiary within the meaning of Section 410 of the TCA; (ii) such person is resident in Ireland for tax purposes and (iii) the profits on any sale or assignment of any loan by such person would not be treated as a trading receipt.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Yield Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Rating Agency” mean each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Commercial Paper of any Conduit Purchaser).

“Receivable” means any present, future or contingent right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Seller (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees, tax, duty and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables (including both Sold Receivables and Unsold Receivables) transferred (or purported to be transferred) to the Seller pursuant to the Purchase and Sale Agreements prior to the Termination Date.

“Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Related Committed Purchaser” means with respect to any Conduit Purchaser, each Committed Purchaser listed as such for each Conduit Purchaser as set forth on the signature pages of the Receivables Purchase Agreement or in any Assumption Agreement.

“Related Conduit Purchaser” means, with respect to any Committed Purchaser, each Conduit Purchaser which is, or pursuant to any Assignment and Acceptance Agreement or Assumption Agreement or otherwise pursuant to the Receivables Purchase Agreement becomes, included as a Conduit Purchaser in such Committed Purchaser’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement, Assumption Agreement or other agreement executed by such Committed Purchaser, as the case may be.

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“Related Rights” has the meaning set forth in each Purchase and Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a) all of the Seller’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(b) all instruments and chattel paper that may evidence such Receivable;

(c) all letter of credit rights, other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all filings relating thereto;

(d) all of the Seller’s and each Originator’s rights, interests and claims under the related Contracts and all supporting obligations, guaranties, indemnities, letters of credit (including any letter-of-credit rights), insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(e) all books and records of the Seller and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to all Collection Accounts and/or Seller Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds;

(f) all of the Seller’s rights, interests and claims under each Purchase and Sale Agreement and the other Transaction Documents; and

(g) all Collections and other proceeds of any of the foregoing.

“Release” has the meaning set forth in Section 3.01(a) of the Receivables Purchase Agreement.

“Relevant Rate” means

(a) with respect to any Investment denominated in (a) Dollars, Daily 1M SOFR (or, in the event that Daily 1M SOFR is not available at such time for any reason as determined by the Administrative Agent in its sole discretion, Daily Simple SOFR) at the relevant time specified in the definition of Daily 1M SOFR, or in the case of Daily Simple SOFR, on each SOFR Day, plus in each case the applicable SOFR Adjustment,

(b) with respect to any Investment denominated in Sterling, SONIA;

(c) with respect to any Investment denominated in Euros, EURIBOR;

(d) with respect to any Investment made by a Conduit Purchaser, the CP Rate;

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(e) with respect to any Investment denominated in an Alternative Currency (other than Sterling or Dollars) and such Investment will bear interest at a term rate, the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Purchasers pursuant to Section 1.05(a) of the Receivables Purchase Agreement plus the adjustment (if any) determined by the Administrative Agent and the relevant Purchasers pursuant to Section 1.05(a) of the Receivables Purchase Agreement; and

(f) with respect to any Investment denominated in an Alternative Currency (other than Sterling or Dollars) and such Investment will bear interest at a daily rate, the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Purchasers pursuant to Section 1.05(a) of the Receivables Purchase Agreement (provided, that, if such rate shall be less than zero, such rate shall be deemed zero) plus the adjustment (if any) determined by the Administrative Agent and the relevant Purchasers pursuant to Section 1.05(a) of the Receivables Purchase Agreement;

as applicable, provided, that, if any Relevant Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

"Relevant Territory” means:

(a) a member state of the European Communities (other than Ireland); or

(b) to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with a Governmental Authority in connection with any sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused any Purchaser Party to be in violation of any Anti-Terrorism Laws, or, to the Covered Entity’s knowledge, involves a Covered Entity’s use of any proceeds of the Investments to fund any operations in, finance any investments or activities in, or, make any payments to, directly or knowingly, indirectly, a Sanctioned Person or Sanctioned Jurisdiction; or (c) to the Seller’s or any Servicer’s knowledge, any Seller Collateral becomes Embargoed Property.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Representatives” has the meaning set forth in Section 11.06(c) of the Receivables Purchase Agreement.

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“Responsible Officer” means: (a) in the case of a corporation, its president, senior vice president, any vice president or treasurer, assistant treasurer, any manager of debt, and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary; (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner; (c) in the case of a limited liability company, the president, chief operating officer, chief financial officer, treasurer, assistant treasurer, executive vice president, senior vice president, or vice president of such limited liability company or of the manager, managing member or sole member of such limited liability company, acting on behalf of such manager, managing member or sole member in its capacity as manager, managing member or sole member, and (d) in the case of a general partnership, the chairman, chief executive officer, president, chief operating officer, chief financial officer, treasurer, assistant treasurer, executive vice president, senior vice president, or vice president, or, if individuals, any of the partners of such general partnership.

“Restricted Payments” has the meaning set forth in para (q) of Schedule 4 (Covenants) Part 1 (Covenants of the Seller) of this Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Retained Regulation” means the Regulation as it applies under English law, taking into account: (i) its having become part of English domestic law on and after 11:00 p.m. (UK time) on 31 December 2020 (“IP completion day”) pursuant to the European Union (Withdrawal) Act 2018 (“EUWA”); and (ii) any modifications to it that have taken effect on or after IP completion day pursuant to the EUWA or otherwise under English law (but not, for the avoidance of doubt, any modifications to it that have taken effect on or after IP completion day under European Union law).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.

“Revaluation Date” means with respect to any Investment, each of the following: (i) each date of an Investment, (ii) each Settlement Date, and (iii) such additional dates as the Administrative Agent shall determine or the Majority Group Agents shall require.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized statistical rating organization.

“Sales Based Default Ratio” means the ratio (expressed as a percentage and rounded to the 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the sum of (without duplication) (i) the aggregate Outstanding Balance of all Pool Receivables that became Deemed Defaulted Receivables during such Fiscal Month, and (ii) the aggregate amount of all Pool Receivables that became Charged-Off Receivables during such Fiscal Month, by (b) the aggregate Outstanding Balance of all Pool Receivables generated by the Originators during the seventh Fiscal Month prior to such Fiscal Month of determination, provided, however, that in the case of (i) and (ii) above such amount

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shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of comprehensive sanctions administered by OFAC (as of the date hereof, consisting of Cuba, Iran, North Korea, Syria, Russia and the following regions of Ukraine: Crimea, Donetsk and Luhansk).

“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; or (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being (i) named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; or (ii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by the E.U.; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being (i) named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists or (ii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by the U.K.; (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement or (e) a Person acting or purporting to act on behalf of any of the persons listed in paragraphs (a) to (d) above.

“Scheduled Termination Date” means October 16, 2026, as such date may be extended from time to time.

“Scheduled Unavailability Date” has the meaning set forth in Section 4.05(c)(ii) of the Receivables Purchase Agreement.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Purchaser Party, each Seller Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Security Document” means, each Collection Account Declaration of Trust, each Collection Account Pledge Agreement, the UK Security Agreement, the Seller Share Charge, the JPM Bank Account Control Agreement and any other security document that may at any time be given as security for any of the Seller Obligations pursuant to or in connection with any Transaction Document.

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“Seller” has the meaning specified in the preamble to this Agreement.

“Seller Collateral” means the security interests granted to the Administrative Agent pursuant to Clause 3.4 (Unsold Assets) of the UK Security Agreement.

“Seller Collection Accounts” means each account listed on Schedule II to the Receivables Purchase Agreement as a Seller Collection Account (as such schedule may be modified from time to time in connection with the closing or opening of any Seller Collection Account in accordance with the terms hereof) (in each case, in the name of the Seller)

“Seller Guarantee” has the meaning set forth in Section 10.01 of the Receivables Purchase Agreement.

“Seller Indemnified Amounts” has the meaning set forth in para (a) of Schedule 5 (Indemnities) Part 1 of this Agreement.

“Seller Indemnified Party” has the meaning set forth in para (a) of Schedule 5 (Indemnities) Part 1 of this Agreement.

“Seller Obligation Final Due Date” means the date that (i) is one hundred eighty (180) days following the Scheduled Termination Date or (ii) such earlier date on which the Aggregate Capital becomes due and payable pursuant to Section 7.01 of the Receivables Purchase Agreement.

“Seller Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to any Purchaser Party, Seller Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all obligations of the Seller in respect of the Seller Guarantee and the payment of all Capital, Yield, Fees and other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Seller (in each case whether or not allowed as a claim in such proceeding).

“Seller Parties” means, collectively, Ashland, the Parent, the Seller and each Originator.

“Seller Share Charge” means the Irish law share charge in respect of, among other things, the entire issued share capital of the Seller and granted by the Parent in favour of the Administrative Agent.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Default” means the occurrence of any one or more of the following events:

(a) The Servicer (i) to the extent required hereunder on behalf of the Seller, shall fail to pay when due, any accrued Yield or to make any reduction or repayment of the Capital and such failure continues for one (1) Business Day, (ii) shall fail to transfer Collections received by the Servicer or any Originator to a Collection Account or Seller Collection Account (as applicable) at such times required under the terms of any Transaction Document and such

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failure continues for two (2) Business Days, (iii) shall default in the performance of any payment (other than those covered by clauses (i) and (ii) above) or shall fail to observe or perform in any material respect any term, covenant or agreement under para b(ii) (Information Packages and Weekly Reports) of Schedule 4 (Covenants) Part 2 (Covenants of the Servicer and Ashland Sub-Servicers) and such failure continues for two (2) Business Days, (iv) shall fail to observe or perform in any material respect any term, covenant or agreement on the Servicer’s part to be performed under para d (conduct of business), para g (payments on receivables, collection accounts), para h (Extension or amendment of pool receivables), para i (change in credit and collection policy) or para l (change in payment instructions to obligors) of Schedule 4 Part 2 (Covenants of the Servicer and Ashland Sub-Servicers) (any of the preceding parenthetical phrases in this clause (a) are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof), (v) shall fail to observe or perform any other term, covenant or agreement to be observed or performed by it under Section 3.01 of the Receivables Purchase Agreement, or (vi) shall fail to observe or perform in any material respect any other term, covenant or agreement hereunder or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure in the case of this clause (a) shall remain unremedied for thirty (30) days after the earlier to occur of (A) receipt of notice thereof from any Group Agent, any Purchaser or the Administrative Agent or (B) knowledge thereof by a Responsible Officer; or

(b) any representation, warranty, certification or statement made by the Servicer in this Agreement, in any Purchase and Sale Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect (except any representation or warranty qualified by materiality or by reference to a material adverse effect, which shall prove to have been incorrect in any respect) when made or confirmed and such circumstance shall remain uncured for thirty (30) days after the earlier to occur of (i) receipt of notice thereof from any Group Agent, any Purchaser or the Administrative Agent or (ii) knowledge thereof by a Responsible Officer; provided that no such representation, warranty, or certification hereunder shall be deemed to be incorrect or violated to the extent any affected Receivable is subject to a Deemed Collection and all required amounts with respect to such Receivable have been deposited into a Collection Account; or

(c) any Insolvency Proceeding shall be instituted by or against the Servicer or any of its Material Subsidiaries.

“Servicer Indemnified Amounts” has the meaning set forth in has the meaning set forth in para (a) of Schedule 5 (Indemnities) Part 2 of this Agreement..

“Servicer Indemnified Party” has the meaning set forth in has the meaning set forth in para (a) of Schedule 5 (Indemnities) Part 2 of this Agreement..

“Servicing Fee” means the fee referred to in Section 6.06(a) of the Receivables Purchase Agreement.

“Settlement Date” means with respect to any Portion of Capital for any Yield Period or any Yield or Fees, (i) so long as no Event of Termination has occurred and is continuing and the Termination Date has not occurred, the following Monthly Settlement Date and (ii) on and

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after the Termination Date or if an Event of Termination has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Short-Term Re-Aged Receivable” means a Receivable which has been subject to (i) a payment term extension of less than 30 days beyond its original due date and (ii) no more than one payment term extension of any length beyond its original due date.

“Singapore Collection Account Pledge Agreement” means, with respect to any Collection Account in Singapore, any in rem security in the form of a pledge agreement satisfactory to the Administrative Agent, entered into by (1) the Singapore Originator as pledgor, (2) the Seller as pledgee and (3) the Administrative Agent.

"Singapore Purchase and Sale Agreement” means the Singapore law purchase and sale agreement dated as of the Closing Date, between the Singapore Originator, the Servicer and the Seller.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the second U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” means ten basis points (0.10%).

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).

“SOFR Scheduled Unavailability Date” has the meaning set forth in Section 4.05(b)(ii) of the Receivables Purchase Agreement.

“SOFR Successor Rate” has the meaning set forth in Section 4.05(b) of the Receivables Purchase Agreement.

“Sold Assets” has the meaning set forth in Section 2.01(b) of the Receivables Purchase Agreement.

“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on the Investment Requests delivered with respect to all subsequent Investments made pursuant to the Receivables Purchase Agreement and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b) of the Receivables Purchase Agreement in connection with a

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Release as contemplated by the first paragraph in Section 3.01(a) of the Receivables Purchase Agreement.

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“Spanish Collection Account Pledge Agreement” means, with respect to any Collection Account in Spain, any in rem security in the form of a pledge agreement entered into either (i) by any Originator as pledgor and the Seller as pledgee or (ii) the Seller as pledgor and the Administrative Agent as pledgee and acknowledged by the related Collection Account Bank.

"Spanish Purchase and Sale Agreement” means the Spanish law purchase and sale agreement dated as of the Closing Date, between the Spanish Originator, the Servicer and the Seller.

“Special Concentration Limit” has the meaning set forth in the definition of Concentration Percentage.

“Special Obligor” has the meaning set forth in the definition of Concentration Percentage.

"Special Obligor Country” means each of Egypt, India and Turkey unless a Status Revocation as a Special Obligor Country has occurred.

"Status Revocation” means the revocation of an Eligible Obligor Country’s status as an Identified Obligor Country or Special Obligor Country (as applicable), which shall occur when the Administrative Agent or any Group Agent elects to reduce the percentage applicable for the relevant Eligible Obligor Country to the then applicable percentage specified for such Eligible Obligor Country in the Eligible Obligor Country Ratings Grid in accordance with the definition of Excess Concentrations.

“Sterling” or “£” means pounds sterling, the official currency of the United Kingdom.

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“Sterling Sublimit” means, in relation to any Capital denominated in Sterling, up to £10,000,000.

“Structuring Agent” means Bank of America.

“Sub-Servicer” has the meaning set forth in Section 6.01(e) of the Receivables Purchase Agreement.

"Sub-Servicing Agreement” means the sub-servicing agreement, entered into between the Servicer, the French Originator, the Germany Originator, the Italian Originator, the Singapore Originator, the Spanish Originator, the Swiss Originator, the UK Originator and the Administrative Agent dated on or about the Closing Date.

“Successor Rate” has the meaning set forth in Section 4.05(c) of the Receivables Purchase Agreement.

“Subordinated Lender” means the German Originator.

“Subordinated Loan” has the meaning set forth in the Subordinated Loan Agreement.

“Subordinated Loan Agreement” means the subordinated loan agreement between the German Originator and the Seller dated the Closing Date.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Swiss Collection Account Declaration of Trust” means an English law declaration of trust, dated as of the Closing Date, between the Swiss Originator, the Administrative Agent and the Seller.

“Swiss Collection Account Pledge Agreement” means, with respect to any Collection Account in Switzerland, any in rem security in the form of a pledge agreement or an assignment for security purpose entered into either (i) by any Originator as pledgor and the Seller as pledgee or (ii) the Seller as pledgor and the Administrative Agent as pledgee.

"Swiss Purchase and Sale Agreement” means the Swiss law purchase and sale agreement dated as of the Closing Date, between the Swiss Originator, the German Originator, the Servicer and the Seller.

“Swiss Withholding Tax” means any taxes imposed under the Swiss Withholding Tax Act.

"Swiss Withholding Tax Act" means the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, as amended from time to time.

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“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 7.01 of the Receivables Purchase Agreement and (c) the date selected by the Seller on which all Commitments have been reduced to zero pursuant to Section 2.02(d) of the Receivables Purchase Agreement.

“Total Reserves” means, at any time of determination, an amount equal to the product of (A) the Net Receivables Pool Balance at such time and (B) the greater of (a) 12.0% and (b) the sum of: (x) the Yield and Servicing Reserve Percentage, (y) the greater of (I) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (II) the sum of the Loss Reserve Percentage plus the Dilution Reserve Percentage, each as in effect at such time.

“Transaction Documents” means this Agreement, the Receivables Purchase Agreement, each Purchase and Sale Agreement, the JPM Account Control Agreement, each Collection Account Declaration of Trust, each Collection Account Pledge Agreement, the Fee Letter, the UK Security Agreement, the Intercompany Loan Agreement, the Subordinated Loan Agreement, the Performance Guarantee, the Seller Share Charge, the Sub-Servicing Agreement and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.

“Transaction Information” means any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Commercial Paper or monitoring such rating including, without limitation, information in connection with the Seller, the Originator, the Servicer or the Receivables.

“Transparency Requirements” means the requirements set out at Article 7 of the EU Securitisation Regulations, together with any regulatory technical standards, implementing technical standards and official guidance relating to Article 7 of the EU Securitisation Regulations as may be published from time to time.

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“Unmatured Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.

“UK Collection Account Declaration of Trust” means an English law declaration of trust, dated as of the Closing Date, between the UK Originator, the Administrative Agent and the Seller.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Purchase and Sale Agreement” means the English law purchase and sale agreement dated as of the Closing Date, between the UK Originator, the Servicer and the Seller.

"UK Receivable” means any Receivable that is either (i) originated by the UK Originator or (ii) the Obligor of which is incorporated, organized or existing under the laws the United Kingdom.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"UK Security Agreement” means the English law security agreement entered into on or around the date of this agreement between the Seller and the Administrative Agent.

“Ultra-High Risk Country” means each of Sudan, Iran, Cuba, Syria and North Korea.

“U.S. Government Securities Business Day” means any day except for (A) a Saturday, (B) a Sunday or (C) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(f)(ii)(B)(3) of the Receivables Purchase Agreement.

"VAT" means:

(a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b) any goods and services tax and any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

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“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weekly Report” means a report, in substantially the form of Exhibit I of the Receivables Purchase Agreement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means an amount payable to each Purchaser in respect of its Capital accruing on each day when such Purchaser has Capital outstanding, which amount for any Purchaser’s Capital (or portion thereof) for any day during any Yield Period (or portion thereof) is the amount accrued on such Capital (or portion thereof) during such Yield Period (or portion thereof) in accordance with Section 2.03(b) of the Receivables Purchase Agreement.

“Yield Period” means with respect to any Portion of Capital, (i) initially the period commencing on (and including) the date of the initial Investment with respect to such Portion of Capital and ending on (and including) the last day of the current Fiscal Month, and (ii) thereafter, each period commencing on (and including) the first day of each Fiscal Month and ending on (and including) the last day of each Fiscal Month; provided that

(A) in the case of any Yield Period with respect to any Portion of Capital that commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Yield Period shall end on such Termination Date and the duration of each Yield Period which commences on or after the Termination Date shall be of such duration as shall be selected by such Group Agent; and

(B) any Yield Period in respect of which Yield is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Seller by, the applicable Group Agent any time, in which case the Portion of Capital allocated to such terminated Yield Period shall be allocated to a new Yield Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Settlement Date, and shall accrue Yield by reference to LMIR.

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“Yield Rate” means, subject to Section 2.03 and Section 4.05 of the Receivables Purchase Agreement, for any day in any Yield Period for any Capital (or portion thereof):

(a) if no Event of Termination is then continuing and the Administrative Agent has not elected (in its sole discretion) for the Yield Rate for such Capital (or any Capital) to be determined pursuant to clause (b) below, the Relevant Rate plus any additional margin or spread agreed in the Fee Letter for such Yield Period

(b) if an Event of Termination is then continuing and the Administrative Agent has elected (in its sole discretion) for the Yield Rate for such Capital (or any Capital) to be determined pursuant to this clause (b), the greater of (x) the Relevant Rate and (y) the Base Rate for such day or such Yield Period (as applicable) (plus, in all circumstances, any additional margin or spread imposed pursuant to Section 2.03(e) of the Receivables Purchase Agreement plus any additional margin or spread agreed in the Fee Letter).

“Yield and Servicing Reserve Percentage” means at any time of determination:

1.50 x DSO x (BR + SFR)
360

where:

BR = the Base Rate at such time;

DSO = the Days’ Sales Outstanding for the most recently ended Fiscal Month; and

SFR = 1.00% per annum.

Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of

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reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.

1. Agreements and Statutes. Any reference in this Master Framework Agreement to:

(a) this Master Framework Agreement, any Transaction Document or any other agreement or document shall be construed as a reference to this Master Framework Agreement, such Transaction Document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

(b) a statute, treaty, regulation or other law shall be construed as a reference to such statute, treaty, regulation or other law as the same may have been, or may from time to time be, amended varied, supplemented or re-enacted.

2. Action, Remedy or Judicial Proceeding. References in any Transaction Document to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in such Transaction Document.

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Schedule 2

Common Terms

Part 1

General Legal Terms

1. Further Assurance. Each Party (in this context, an "Obligor") shall (at such Party's cost and subject as provided in that or any other Transaction Documents, save that the Administrative Agent shall not be obliged to expend its own funds nor obliged to take any action or do anything unless indemnified and/or secured and/or prefunded to its satisfaction in respect of the costs of doing so) do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power and as may be reasonably requested of it by another Party (in this context, an "Obligee") in such Transaction Document to implement and/or give effect to such Transaction Document and the transactions contemplated by it.

2. Entire Agreement

(a) The Transaction Documents, and any document referred to in the Transaction Documents, constitute the entire agreement and understanding between the Parties relating to the subject matter of the Transaction Documents and set out all the terms of any agreements, arrangements, and transactions between the Parties.

(b) Each Party agrees that:

(i) it has not entered into any of the Transaction Documents in reliance upon any representation, warranty or undertaking of any other Party which is not expressly set out or referred to in one of the Transaction Documents;

(ii) except in respect of an express warranty under any of the Transaction Documents, it shall not have any claim or remedy in respect of any misrepresentation (whether negligent or otherwise, and whether made prior to or in any of the Transaction Documents) or untrue statement by any other Party; and

(iii) this Paragraph 2 shall not exclude any liability for fraudulent misrepresentation.

(c) A Party is not liable to another Party (in equity, contract or tort, under the Misrepresentation Act 1967 of the United Kingdom, or in any other way) for a representation that is not set out in any Transaction Document or any document referred to in any Transaction Documents.

(d) Nothing in this Paragraph 2 shall have the effect of limiting or restricting any liability of a Party arising as a result of any fraud.

3. Services Non-Exclusive

(a) Non-Exclusivity Subject to the provisions of the Transaction Documents, nothing in the Transaction Documents shall prevent any Party from rendering services similar to those provided for in the Transaction Documents to other persons, firms or companies or from carrying on business similar to or in competition with the business of any of the Parties.

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(b) Existing Businesses Nothing in the Transaction Documents shall prevent any party to the Transaction Documents from carrying on its own business in the manner which it thinks fit, unless, by so doing, it would render itself unable to perform its obligations hereunder in the manner herein contemplated.

4. Amendment. Subject as otherwise provided in any document concerned, a variation of any Transaction Document is valid only if it is in writing and signed by or on behalf of each Party being a party to such document.

5. Exercise of Rights and Remedies.

(a) A failure to exercise or delay in exercising a right or remedy provided by any Transaction Document by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by any Transaction Document by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

(b) Except where any Transaction Document provides otherwise, the rights and remedies contained in a Transaction Document are cumulative and not exclusive of rights or remedies provided by law.

6. Partial Invalidity. The invalidity, illegality or unenforceability of a provision of a Transaction Document does not affect or impair the continuation in force of the remainder of such Transaction Document.

7. No Partnership. Except where any Transaction Document provides otherwise, no provision of any Transaction Document creates a partnership between any of the parties or makes a Party the agent of another Party for any purpose. Except where any Transaction Document provides otherwise, a Party has no authority or power to bind, to contract in the name of, or to create a liability for another Party in any way or for any purpose.

8. Continuation of Obligations. Except to the extent that they have been performed and except where any Transaction Document provides otherwise, the warranties, representations, indemnities, and obligations contained in any Transaction Document remain in force after the date on which such Transaction Document becomes effective.

9. Assignment and Subcontracting

(a) Each Transaction Document shall be binding upon and enure to the benefit of each Party hereto and its or any subsequent successors and assigns.

(b) Except where any Transaction Document provides otherwise, a Party may not assign or transfer or purport to assign or transfer a right or obligation under any Transaction Document to which it is a party.

(c) Each Party is entering into each Transaction Document to which it is a party for its benefit and not for the benefit of another person save in the case of the Administrative Agent or as expressly stated.

(d) Except where any Transaction Document provides otherwise, a Party may not subcontract the performance of any of its obligations under a Transaction Document.

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10. Notice of Assignment. Under the terms of the UK Security Agreement, the Seller has assigned by way of security all its rights, title and interest in and to the Transaction Documents. By signature of this Master Framework Agreement, the other Parties each hereby acknowledge and confirm that they have notice of such assignment.

11. Third Party Transaction Rights. Save as where expressly specified to the contrary a person who is not a party to any Transaction Document has no right to enforce any term of such Transaction Document but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

12. Bail-in Action Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Purchaser that is an Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Purchaser that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

13. Confidentiality

(a) Each Party covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or any other Transaction Document or the identity of the Administrative Agent or any other Purchaser Party, except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Seller, the Performance Guarantor or a Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Seller, the Performance Guarantor, the Servicer and/or the Originators will use reasonable

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efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Purchaser Party of its intention to make any such disclosure (to the extent practicable) prior to making such disclosure. Each of the Seller, the Performance Guarantor, the Servicer and the Originators agree to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Seller, the Performance Guarantor, the Servicer and the Originators and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under the Receivables Purchase Agreement and the transactions contemplated thereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Purchaser Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Seller, the Performance Guarantor, the Servicer and the Originators consent to the publication by the Administrative Agent or any other Purchaser Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement or any other Transaction Document.

(b) Each of the Administrative Agent and each other Purchaser Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Seller, the Performance Guarantor, the Servicer, the Originators and their respective Affiliates and their businesses or the terms of this Agreement or any other Transaction Document (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Seller, the Performance Guarantor or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program Support Provider, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Purchaser’s Commercial Paper or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Purchaser or their respective Affiliates or Program Support Providers or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Purchaser will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Seller and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, each Group Agent and each Purchaser, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives, Advisors and Program Support Providers and agrees that its Representatives, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section.

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(c) As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d) Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

14. Notices

(a) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) delivered, to each party hereto, at its address set forth under its name on Schedule 6 (Notices Details) hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

15. Counterparts. Each Transaction Document may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

16. Process Agent. Without prejudice to any mode of service allowed under any Applicable Law, each of the Seller, Ashland, the French Originator, the German Originator, the Italian Originator, the Singaporean Originator, the Spanish Originator, the Swiss Originator and the Irish Originator:

(a) irrevocably appoints Ashland Specialties UK Limited of 30 Old Bailey, London EC4M 7AU or, if different, its registered address as its agent of service of process in relation to any proceedings before the English courts in connection with this Agreement and/or any other Transaction Document governed by English law; and

(b) agrees that a failure by the process agent to notify it of the process will not invalidate the proceedings concerned.

If the appointment by any of Ashland, the Seller, the Servicer and the Parent in Section 11.23(a)(i) ceases to be effective, it shall promptly appoint another agent in England as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement and/or any Transaction Document governed by English law. If it fails to do so (and that failure continues for a period of not less than 15 Business Days), the Administrative Agent shall be permitted to appoint such a person by notice to Ashland, the Seller, the Servicer and/or the Parent.

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17. No proceedings and limited recourse

(a) each of the parties (other than the Seller) to the Transaction Documents hereby agree that:

(i) only the Administrative Agent may pursue the remedies available under general law or under the UK Security Agreement to enforce the Security Trust Property and it will not institute, or join any other Person in instituting, against the Seller any Insolvency Proceeding, provided that nothing in this paragraph 17 shall prevent the Administrative Agent enforcing the security constituted by the UK Security Agreement in accordance with its terms; and

(ii) notwithstanding anything contained in the Transaction Document, the obligations of the Seller under the Transaction Documents are solely the corporate obligations of the Seller and shall be payable solely to the extent of funds which are received by the Seller pursuant to the Transaction Documents and available for such payment in accordance with the terms of the Transaction Documents and shall be non-recourse other than with respect to such available funds and, if ever and until such time as the Seller has sufficient funds to pay such obligation shall not constitute a claim against the Seller; and

(iii) no recourse under any obligation, covenant or agreement of the Seller contained in this Agreement or any other Transaction Document shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of the Seller by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement and the other Transaction Documents are solely corporate obligations of the Seller, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Seller or any of them under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement or any other Transaction Document, or implied therefrom, and that any and all personal liability for breaches by the Seller of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement and the Transaction Documents; and

(b) each party to the Transaction Documents agrees with the Seller that:

(i) notwithstanding any other provision of any Transaction Document, all obligations of the Seller to such party are limited in recourse as set out above;

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(ii) it will have a claim only in respect of the Security Trust Property and the Seller Share Charge and will not have any claim, by operation of law or otherwise, against, or recourse to any of the Seller’s other assets or its contributed capital;

(iii) sums payable to such party in respect of the Seller’s obligations to such party shall be limited to the lesser of (A) the aggregate amount of all sums due and payable to such party and (B) the aggregate amounts received, realised or otherwise recovered by or for the account of the Seller in respect of the Security Trust Property whether pursuant to enforcement of the Security Trust Property or otherwise, net of any sums which are payable by the Seller in accordance with the Transaction Documents in priority or pari passu with sums payable to such party;

(iv) upon the Administrative Agent giving written notice to the parties to the Transaction Documents that it has determined, that there is no reasonable likelihood of there being any further realisations in respect of the Security Trust Property (whether arising from an enforcement of the Security Trust Property or otherwise), which would be available to pay unpaid amounts outstanding under the relevant Transaction Documents, the parties to the Transaction Documents shall have no further claim against the Seller in respect of any such unpaid amounts and such unpaid amounts shall be extinguished and discharged in full; and

(v) each member of the Ashland Group that is a party to the Transaction Documents (other than the Seller) acknowledge that their obligations under the Transaction Documents shall continue in full force and effect notwithstanding any extinguishment or discharge in accordance with (iv) above and the Administrative Agent shall be entitled to enforce all such obligations against the relevant Ashland Group member (other than the Seller) in accordance with the relevant Transaction Documents.

(c) In the event of a conflict between this paragraph 17 (No proceedings and limited recourse) and any provision in any Transaction Document, the terms of this paragraph 17 (No proceedings and limited recourse) shall prevail.

(d) The provisions of this paragraph 17 (No proceedings and limited recourse) shall survive the termination of this Agreement and/or any Transaction Documents.

18. Governing Law. Unless otherwise specified, each Transaction Document and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

19. Jurisdiction

(a) English Courts. Unless otherwise specified, the courts of England and Wales sitting in London have exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with any Transaction Document (including a dispute relating to the existence, validity or termination of this Master Framework Agreement or any non-contractual

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obligation arising out of or in connection with such document) or the consequences of its nullity.

20. Convenient Forum. Unless otherwise specified, the parties agree that the courts of England and Wales sitting in London are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

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Schedule 3

Representations and Warranties

Part 1

Representations and Warranties of the Seller

The Seller represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date and on each day on which an Investment or Release shall have occurred:

(a) Organization and Good Standing. The Seller is a designated activity company duly organized and validly existing in under the laws of Ireland and has full power and authority under its constitutional documents and under the laws of Ireland to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Seller has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Miscellaneous Tax Representation

(i) The Seller shall have it registered and only office in Ireland and shall operate its business from and within Ireland only and shall not have any branch, agency, fixed place of business or permanent establishment outside of Ireland;

(ii) All meetings of the Seller’s board of directors shall be held in Ireland and shall take place and be conducted in accordance with the constitutional documents of the Seller;

(iii) Telephone meetings of the board of directors of the Seller may only be held with the majority of those directors participating by telephone or by any other means of communication, doing so from Ireland and not from any other country;

(iv) Full minutes shall be taken of each meeting of the board of directors of the Seller which accurately reflect such meeting;

(v) Each decision relating to the strategic management at the highest level of the Seller shall be taken by the board of directors of the Seller at a properly constituted meeting held in Ireland;

(vi) The Seller shall procure that the board of directors of the Seller will act independently in the exercise of their functions and will not merely uncritically endorse decisions effectively already taken by a person outside of Ireland, but rather will give due consideration to decisions including the entering into of any agreements based on information given to them;

(vii) The Seller shall procure that the board of directors of the Seller is and shall at all times be made up of persons:

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(A) each of whom, except for Kevin Higgins, are resident solely in Ireland for Irish tax purposes; and

(B) each of whom has the appropriate knowledge and experience to be a director of the Seller, having regard to the transactions into which it is intended that the Seller, shall enter;

(viii) The Seller shall procure that the board of directors of the Issuer will meet at least quarterly, the frequency of meetings reflecting the level of activity of the Seller and the amount of transactions being undertaken at a particular time;

(ix) The Seller will not acquire "specified mortgages" within the meaning of Section 110(5A) of the TCA, units in an Irish real estate fund within the meaning of Chapter 1B of Part 27 of the TCA or shares that derive their value or the greater part of their value directly or indirectly from Irish real estate;

(x) The Seller is not in possession or aware of information that could reasonably be taken to indicate that any payment of interest or other distribution by it would be made otherwise than for, or the security to which the payment relates, were not entered into for bona fide commercial purposes of form part of a scheme or arrangement the main purpose or one of the main purposes of which is the avoidance of tax;

(xi) Aside from the Parent, Ashland and the Swiss Originator, no person is included in the same consolidated financial statements prepared under international accounting standards or Irish GAAP as the Seller and would not otherwise be included in the same consolidated financial statements if such consolidated financial statements were prepared under international accounting standards or Irish GAAP.

(xii) No entity has the ability to participate on the board of directors of the Seller in its financial and operating policy decisions including where that power does not extend to control or joint control of the Seller.

(xiii) To the best of its knowledge, any of the Sellers profits, income or gains its recognises for tax purposes in respect of purchased Receivables or otherwise will consist of amounts which are Interest Equivalent within the meaning of section 835AY of the TCA.

(xiv) The Seller is acquiring and selling the Receivables in the ordinary course of its business.

(xv) All the Seller’s issued share capital is held by the Parent.

(d) Power and Authority; Due Authorization. The Seller (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) charge and assign and otherwise grant security in the Sold Assets and Seller Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary company action such grant and the execution, delivery and performance of, and the

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consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(e) Binding Obligations. This Agreement and each of the other Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Seller is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(g) Action, Suit. The Seller is not in violation of any order of any Governmental Authority that would, individually or in the aggregate with all such other violations, reasonably be expected to have a Material Adverse Effect. There are no actions, suits, litigation or proceedings pending or, to its knowledge, threatened in writing against or affecting it or any of its Affiliates or their respective properties, in or before any Governmental Authority, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Seller in connection with the grant of a security interest in the Sold Assets or Seller Collateral to the Administrative Agent pursuant to the Transaction Documents or the due execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which it is a party and the consummation by the Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(i) Margin Regulations. The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

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(j) Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Seller is Solvent.

(k) Disclosure. The Seller has disclosed to the Administrative Agent and the Purchaser Parties all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by the Seller to the Administrative Agent or any Purchaser Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Transaction Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Seller represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(l) Offices; Legal Name. The legal name of the Seller is Ashland International Receivables Designated Activity Company. The registered office of the Seller is 3rd Floor Kilmore House, Park Lane, Spencer Dock, Dublin 1, Dublin, D01YE64, Ireland. The centre of main interests (as that term is used in Article 3(1) of the Retained Regulation) of the Seller is located in Ireland and the Seller has not had an “establishment” (as that term is used in Article 2(10) of the Retained Regulation) (or any equivalent provision(s) of any applicable successor to the Retained Regulation or the Regulation, respectively which may apply from time to time to the Seller) in a jurisdiction other than Ireland.

(m) Investment Company Act; Volcker Rule. The Seller (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(n) No Material Adverse Effect. Since the date of formation of the Seller there has been no Material Adverse Effect with respect to the Seller.

(o) Accuracy of Information. None of the written information (including e-mail) heretofore, contemporaneously or hereafter furnished by the Seller, the Performance Guarantor, the Servicer, any Originator or any of their respective agents or advisors to any Purchaser, any Group Agent or the Administrative Agent for purposes of or in connection with any Transaction Document (including in respect of the Receivables) or any transaction contemplated hereby or thereby contains or will contain any statement which is untrue or misleading in any material respect on the date as of which such information is provided, dated or certified, and no such item of information contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, as the case may be; provided that any such information delivered subsequent to any other written information and on the same subject matter shall, solely to the extent each such item of information is delivered to the same addressee, supersede such earlier delivered information unless the Seller, the Performance Guarantor, the applicable Originator or the

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Servicer shall expressly state otherwise in writing. No written information (including e-mail) (subject to the proviso of the preceding sentence) contained in any report or certificate delivered pursuant to this Agreement or any other Transaction Document shall omit to state any material fact necessary to make the statements contained therein not misleading on the date as of which such information is dated or certified. With respect to any projections, budgets and other forward looking financial information, it is understood and agreed that (i) any forward-looking information furnished by the Seller, the Performance Guarantor, any Originator or the Servicer is subject to inherent uncertainties and contingencies, which may be beyond the control of such Person, (ii) no assurance is given by the Seller, the Performance Guarantor, any Originator or the Servicer that the results or forecast in any such forward-looking information will be realized and (iii) the actual results may differ from the forecast results set forth in such forward-looking information and such differences may be material. Furthermore, no representation or warranty is made with respect to information of a general economic or general industry nature. Notwithstanding anything in the forgoing paragraph, it is understood and agreed that this paragraph (n) shall not apply to any matters addressed by paragraph (v).

(p) Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(q) Anti-Corruption Laws. The Seller has conducted its businesses in compliance in all material respects with Anti-Corruption Laws.

(r) Transaction Information. None of the Seller, any Affiliate of the Seller or any third party with which the Seller or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without inviting such Group Agent to participate in such oral communications.

(s) Perfection Representations.

(i) The UK Security Agreement is in full force and effect and creates in favour of the Administrative Agent for the benefit of the Secured Parties the Security interest which it is expressed to create which (X) ownership or security interests are valid and effective, subject to standard legal reservations and (Y) will be free of all Adverse Claims in such Sold Assets and Seller Collateral;

(ii) Prior to the sale and assignment of, or grant of security interest in, the Sold Assets and Seller Collateral under the UK Security Agreement, the Seller owns and has good and marketable title to such Sold Assets and Seller Collateral free and clear of any Adverse Claim of any Person. After giving effect to the sale and assignment of, or grant of security interest in, the Sold Assets and Seller Collateral pursuant to the Transaction Documents, the Administrative Agent owns or has a first

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priority security interest with full title guarantee in the Sold Assets and Seller Collateral free and clear of any Adverse Claim of any Person;

(iii) All appropriate registrations, financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale, assignment and contribution of the Receivables and Related Security from each Originator to the Seller pursuant to the Purchase and Sale Agreements and the Seller’s sale and assignment of, and grant of a security interest in, the Sold Assets and Seller Collateral to the Administrative Agent pursuant to the Receivables Purchase Agreement;

(iv) Other than the security interest granted to the Administrative Agent pursuant to the Transaction Documents, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets or Seller Collateral except as permitted by this Agreement and the other Transaction Documents. The Seller has not authorized the filing of and is not aware of any financing statements or security interests filed against the Seller that include a description of collateral covering the Sold Assets or Seller Collateral other than any financing statement or security interests (i) in favour of the Administrative Agent or (ii) that has been terminated. The Seller is not aware of any judgment lien, ERISA lien or tax lien filings against the Seller; and

(v) Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this paragraph (s) shall be continuing and remain in full force and effect until the Final Payout Date;

(t) The Collection Accounts.

(i) Ownership.

(A) Each Collection Account is in the name of the relevant Originator, and the applicable Originator owns and has good and marketable title to the relevant Collection Accounts free and clear of any Adverse Claim.

(B) The Seller Collection Accounts are in the name of the Seller, and the Seller owns and has good and marketable title to the relevant Seller Collection Accounts free and clear of any Adverse Claim.

(ii) Perfection. The Seller has delivered to the Administrative Agent a fully executed Collection Account Declaration of Trust or Collection Account Pledge Agreement relating to each Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Collection Account without further consent by the Seller, the Servicer or any other Person.

(iii) Instructions.

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(A) The Collection Accounts are not in the name of any Person other than the relevant Originator. Neither the Seller, the Performance Guarantor, the relevant Originator nor the Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.

(B) The Seller Collection Accounts are not in the name of any Person other than the Seller. The Seller has not consented to the Collection Account Bank complying with instructions of any Person other than the Administrative Agent in respect of the Seller Collection Accounts.

(iv) Target balancing arrangement. The Seller Collection Accounts are not subject to any target balancing arrangements or similar arrangements, and the Seller has not consented to any target balancing arrangement in respect of the Seller Collection Accounts.

(u) Ordinary Course of Business. Each remittance of Collections by or on behalf of the Seller to the Purchaser Parties under any Transaction Document will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.

(v) Compliance with Law. The Seller has complied with all Applicable Laws to which it may be subject except to the extent any noncompliance, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(w) Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(x) Taxes.

(i) The Seller has (i) timely filed all Tax returns required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(ii) The Seller is not required to make any withholding or deduction on account of Tax from any payment of interest it may make (or be deemed to make) under any Transaction Document to a person that is a Qualifying Person.

(iii) Under the Laws of the Seller's jurisdiction of incorporation and Tax residence it is not necessary that any stamp, registration or similar Tax be paid on or in relation to any Transaction Document or any transaction contemplated thereunder.

(iv) The Seller is not required to account to any Governmental Authority for any VAT in respect of the sale by it of any Receivable and no withholding

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or other Tax is deductible or payable on any payment made by an Obligor with respect to any Receivable.

(y) Tax Status. The Seller is, and shall at all relevant times continue to be a designated activity company limited by shares incorporated under the Companies Act 2014 of Ireland and intends to be and will be a "qualifying company" for the purposes of Section 110 of the TCA which is resident for applicable Tax purposes solely in Ireland, does not have a permanent establishment or other taxable presence outside Ireland and is not registered as a member of a VAT group.

(z) Opinions. The facts regarding the Seller, the Servicer, each Originator, each Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(aa) Other Transaction Documents. Each representation and warranty made by the Seller under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(bb) Liquidity Coverage Ratio. The Seller does not, does not and will not during the Receivables Purchase Agreement issue any LCR Security. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Ashland for purposes of GAAP.

(cc) Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and the Purchasers for the Seller on or prior to the Closing Date, as updated from time to time in accordance with the Receivables Purchase Agreement, is accurate, complete and correct as of the Closing Date and as of the date any such update is delivered. The Seller acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Transaction Documents.

(dd) Beneficial Ownership Regulation. As of the Closing Date, the Seller is an entity that at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.

(ee) ERISA. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA), no contribution failure has occurred or is expected to occur with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA, and each Pension Plan has been administered in all material respects in compliance with its terms and applicable provision of ERISA and the Code. Neither the Seller nor any ERISA Affiliate has any material liability to a Multiemployer Plan.

(ff) Data Protection Law. If and to the extent Data Protection laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where the Seller has provided personal data (as defined in the relevant

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Data Protection Laws) to the Administrative Agent and/or the Purchasers, it has provided all notices required to, and obtained all consents (if required by the relevant Data Protection Laws) from, data subjects (as defined in the relevant Data Protection Laws) to enable use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by the Seller, the Administrative Agent and the Purchasers in accordance with its relevant obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.

(gg) Transaction not fraudulent, undervalue, preference or unprofitable. The execution, delivery and performance of the consummation of the transaction contemplated by this Agreement and the Transaction Documents to which the Seller is a party will not give rise to a transaction at an undervalue, an unfair preference, an extortionate credit transaction or a conveyance of property made with the intent to defraud creditors and is not otherwise void or voidable under any bankruptcy or insolvency laws or for any other reason.

(hh) Reaffirmation of Representations and Warranties. On the date of each Investment, on the date of each Release, on each Settlement Date and on the date each Information Package, Weekly Report or other report is delivered to the Administrative Agent or any Group Agent pursuant to the Receivables Purchase Agreement, the Seller shall be deemed to have certified that (i) all representations and warranties of the Seller hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Termination or an Unmatured Event of Termination has occurred and is continuing or will result from such Investment or Release.

(ii) Affected Financial Institution. No Seller Party is an Affected Financial Institution.

(jj) UK Receivables. The percentage of Unsold Receivables that are UK Receivables shall not be greater 25%.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

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Part 2

Representations and Warranties of the Servicer and Ashland Sub-Servicers

The Servicer and each Ashland Sub-Servicer represents and warrants (on behalf of and in respect of itself) to each Purchaser Party as of the Closing Date, on each Settlement Date and on each day on which an Investment, Issuance or Release shall have occurred:

(a) Organization and Good Standing. The Servicer and each Ashland Sub-Servicer is a duly organized and validly existing limited liability company and (where applicable) in good standing under the laws of the jurisdiction of its incorporation or formation, with the power and authority under its organizational documents and under the laws of its jurisdiction of formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Servicer and each Ashland Sub-Servicer is duly qualified to do business, (where applicable) is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by any applicable Transaction Document requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Servicer and each Ashland Sub-Servicer has all necessary power and authority to (i) execute and deliver the Transaction Documents to which it is a party and (ii) perform its obligations under the Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, the Transaction Documents to which it is a party have been duly authorized by the Servicer and each Ashland Sub-Servicer (as applicable) by all necessary action.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Servicer and each Ashland Sub-Servicer, enforceable against the Servicer and each Ashland Sub-Servicer (as applicable) in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer and/or such Ashland Sub-Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer and each Ashland Sub-Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Servicer or any Ashland Sub-Servicer or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer or any Ashland Sub-Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement, loan

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agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than the Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f) Action, Suit. The Servicer and each Ashland Sub-Servicer is not in violation of any order of any Governmental Authority that would, individually or in the aggregate with all such other violations, reasonably be expected to have a Material Adverse Effect. There are no actions, suits, litigation or proceedings pending or, to its knowledge, threatened in writing against or affecting it or any of its Affiliates or their respective properties, in or before any Governmental Authority, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) Environmental Compliance. The Servicer and each Ashland Sub-Servicer conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on its businesses, operations and properties. Such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) Intellectual Property; Licenses etc.. The Servicer and each Ashland Sub-Servicer owns, or possesses the right to use, all of the IP Rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Servicer and/or such Ashland Sub-Servicer, no product, service, process, method, substance, part or other material now used, or now contemplated to be used, by the Servicer or such Ashland Sub-Servicer infringes, misappropriates or otherwise violates upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Servicer and;/or such Ashland Sub-Servicer, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Servicer, there has been no unauthorized use, access, interruption, modification, corruption or malfunction of any information technology assets or systems (or any information or transactions stored or contained therein or transmitted thereby) owned or used by the Servicer and/or such Ashland Sub-Servicer, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(i) Disclosure. The Servicer and each Ashland Sub-Servicer has disclosed to the Administrative Agent and the Purchaser Parties all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by the Servicer and/or such Ashland-Sub-Servicer to the Administrative Agent or any Purchaser Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Transaction Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Servicer and each Ashland Sub-Servicer

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represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(j) No Consents. The Servicer and each Ashland Sub-Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(k) Compliance with Applicable Law. The Servicer and each Ashland Sub-Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (iii) has complied in all material respects with all Applicable Laws in connection with servicing the Pool Receivables, except to the extent any noncompliance, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(l) Accuracy of Information. None of the written information (including e-mail) heretofore, contemporaneously or hereafter furnished by the Seller, the Servicer, any Ashland Sub-Servicer, any Originator or any of their respective agents or advisors to any Purchaser, any Group Agent, or the Administrative Agent for purposes of or in connection with any Transaction Document (including in respect of the Receivables) or any transaction contemplated hereby or thereby contains or will contain any statement which is untrue or misleading in any material respect on the date as of which such information is provided, dated or certified, and no such item of information contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, as the case may be; provided that any such information delivered subsequent to any other written information and on the same subject matter shall, solely to the extent each such item of information is delivered to the same addressee, supersede such earlier delivered information unless the Seller, the applicable Originator or the Servicer shall expressly state otherwise in writing. No written information (including e-mail) (subject to the proviso of the preceding sentence) contained in any report or certificate delivered pursuant to this Agreement or any other Transaction Document shall omit to state any material fact necessary to make the statements contained therein not misleading on the date as of which such information is dated or certified. With respect to any projections, budgets and other forward looking financial information, it is understood and agreed that (i) any forward-looking information furnished by the Seller, any Originator, the Servicer or any Ashland Sub-Servicer is subject to inherent uncertainties and contingencies, which may be beyond the control of such Person, (ii) no assurance is given by the Seller, any Originator, the Servicer or any Ashland Sub-Servicer that the results or forecast in any such forward-looking information will be realized and (iii) the actual results may differ from the forecast results set forth in such forward-looking information and such differences may be material. Furthermore, no representation or warranty is made with respect to information of a general economic or general industry nature. Notwithstanding anything in the forgoing paragraph, it is understood and agreed that this paragraph (l) shall not apply to any matters addressed by paragraph(o).

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(m) Location of Records. The Servicer keeps all of its records relating to the servicing of the Pool Receivables stored electronically via a cloud-based document storage platform.

(n) Credit and Collection Policy. The Servicer and each Ashland Sub-Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.

(o) Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(p) Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator, any Ashland Sub-Servicer or any other Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.

(q) Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer, any Ashland Sub-Servicer or any other Sub-Servicer to service and collect the Pool Receivables and the Related Security.

(r) Other Transaction Documents. Each representation and warranty made by the Servicer and each Ashland Sub-Servicer under each other Transaction Document to which it is a party (including, without limitation, the Purchase and Sale Agreement) is true and correct in all material respects as of the date when made.

(s) Investment Company Act. The Servicer and each Ashland Sub-Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(t) Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(u) Anti-Corruption Laws. The Servicer and each Ashland Sub-Servicer has conducted its businesses in compliance in all material respects with Anti-Corruption Laws.

(v) Transaction Information. Except as may be required by Applicable Law, none of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, or monitoring a rating of, any Commercial Paper, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without inviting such Group Agent to participate in such oral communications.

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(w) Taxes. The Servicer and each Ashland Sub-Servicer has (i) timely filed all Tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(x) Seller’s Tax Status. The Seller is, and shall at all relevant times continue to be, a designated activity company limited by shares incorporated under the Companies Act 2014 of Ireland and a "qualifying company" for the purposes of Section 110 of the TCA which is resident for applicable Tax purposes solely in Ireland, does not have a permanent establishment or other taxable presence outside Ireland and is not registered as a member of a VAT group.

(y) Opinions. The facts regarding the Seller, the Servicer, each Ashland Sub-Servicer, each Originator, each Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(z) Other Transaction Documents. Each representation and warranty made by the Servicer and each Ashland Sub-Servicer under each Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(aa) No Servicer Default. No event has occurred and is continuing and no condition exists which constitutes or may reasonably be expected to constitute a Servicer Default.

(bb) VAT. No Servicer or Ashland Sub-Servicer, in its capacity as Servicer or Ashland Sub-Servicer (as applicable), is required to account to any Governmental Authority for any VAT or similar Tax or any sales Tax in respect of the transactions contemplated hereunder and no withholding or other Tax is deductible or payable from any payment made by any Servicer and/or Sub-Servicer (as applicable) hereunder.

(cc) ERISA. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA), no contribution failure has occurred or is expected to occur with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA, and each Pension Plan has been administered in all material respects in compliance with its terms and applicable provision of ERISA and the Code.

(dd) Reaffirmation of Representations and Warranties. On the date of each Investment or Issuance, on the date of each Release, on each Settlement Date and on the date each Information Package, Weekly Report or other report is delivered to the Administrative Agent or any Group Agent hereunder, the Servicer and each Ashland Sub-Servicer (as applicable) shall be deemed to have certified that (i) all representations and warranties of the Servicer and each Ashland Sub-Servicer hereunder and under any other Transaction Document (if applicable) are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Termination or an Unmatured Event of

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Termination has occurred and is continuing or will result from such Investment, Issuance or Release.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

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Part 3

Representations and Warranties of the Performance Guarantor

The Performance Guarantor represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date and on each day on which an Investment or Release shall have occurred:

(a) Organization and Good Standing. The Performance Guarantor is a duly organized and validly existing Delaware corporation company in good standing under the laws of the jurisdiction of its formation, with the power and authority under its organizational documents and under the laws of its jurisdiction of formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Performance Guarantor is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by the Transaction Documents requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary action.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Performance Guarantor is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Performance Guarantor or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or

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(iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f) Action, Suit. The Performance Guarantor is not in violation of any order of any Governmental Authority that would, individually or in the aggregate with all such other violations, reasonably be expected to have a Material Adverse Effect. There are no actions, suits, litigation or proceedings pending or, to its knowledge, threatened in writing against or affecting it or any of its Affiliates or their respective properties, in or before any Governmental Authority, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(h) Accuracy of Information. None of the written information (including e-mail) heretofore, contemporaneously or hereafter furnished by the Performance Guarantor, the Seller, the Servicer, any Originator or any of their respective agents or advisors to any Purchaser, any Group Agent or the Administrative Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby contains or will contain any statement which is untrue or misleading in any material respect on the date as of which such information is provided, dated or certified, and no such item of information contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, as the case may be; provided that any such information delivered subsequent to any other written information and on the same subject matter shall, solely to the extent each such item of information is delivered to the same addressee, supersede such earlier delivered information unless the Performance Guarantor, the Seller, the applicable Originator or the Servicer shall expressly state otherwise in writing. No written information (including e-mail) (subject to the proviso of the preceding sentence) contained in any report or certificate delivered pursuant to this Agreement or any other Transaction Document shall omit to state any material fact necessary to make the statements contained therein not misleading on the date as of which such information is dated or certified. With respect to any projections, budgets and other forward looking financial information, it is understood and agreed that (i) any forward-looking information furnished by the Performance Guarantor, the Seller, any Originator or the Servicer is subject to inherent uncertainties and contingencies, which may be beyond the control of such Person, (ii) no assurance is given by the Performance Guarantor, the Seller, any Originator or the Servicer that the results or forecast in any such forward-looking information will be realized and (iii) the actual results may differ from the forecast results set forth in such forward-looking information and such differences may be material. Furthermore, no representation or warranty is made with respect to information of a general economic or general industry nature.

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(i) Transaction Information. Except as may be required by Applicable Law, none of the Performance Guarantor, any Affiliate of the Performance Guarantor or any third party with which the Performance Guarantor or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, or monitoring a rating of, any Commercial Paper, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without inviting such Group Agent to participate in such oral communications.

(j) Financial Condition. The consolidated balance sheets of the Performance Guarantor and its consolidated Subsidiaries as of June 30, 2023 and the related statements of income and shareholders’ equity of the Performance Guarantor and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and the Group Agents, present fairly in all material respects the consolidated financial position of the Performance Guarantor and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(k) Other Transaction Documents. Each representation and warranty made by the Performance Guarantor under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(l) Ultimate Parent. The Performance Guarantor is the ultimate parent company of the Seller.

(m) Reaffirmation of Representations and Warranties. On the date of each Investment, on the date of each Release, on each Settlement Date and on the date each Information Package, Weekly Report or other report is delivered to the Administrative Agent or any Group Agent hereunder, the Performance Guarantor shall be deemed to have certified that (i) all representations and warranties of the Performance Guarantor hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Termination or an Unmatured Event of Termination has occurred and is continuing or will result from such Investment or Release.

(n) Foreign Tax. Either:

(i) any interest received from the Seller under the Transaction Documents will be treated as interest income for the purposes of Foreign Tax and no deduction will be claimed by it for the purposes of Foreign Tax in respect of the payment of such interest income to it; or

(ii) a corresponding amount to the deduction for or on account of tax which the Seller would take in Ireland with respect to interest or other distributions payable to it under the Transaction Documents will be included (within the meaning of section 835Z of the TCA) by it in its jurisdiction of incorporation.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

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Part 4

Representations and Warranties of the Originators

In order to induce the Seller to enter into the Purchase and Sale Agreements and to make purchases pursuant to the Purchase and Sale Agreements, each Originator (and solely with respect to paragraph (aa), the Seller) hereby represents and warrants with respect to itself that each representation and warranty concerning it or the Receivables sold by it pursuant to the Purchase and Sale Agreement that is contained in the Master Framework Agreement is true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) as if made on and as of such day, except to the extent that any thereof expressly relate to an earlier date, in which case they shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date, and hereby makes the representations and warranties set forth in this Schedule 3 (Representations and Warranties) Part 4 (Representations and Warranties of the Originators):

(a) Existence and Power. Such Originator (i) is duly organized, validly existing and (where applicable) in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization. Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) charge and assign and otherwise grant security in the Receivables and the Related Rights to the Seller on the terms and subject to the conditions of the Transaction Documents and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(c) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which such Originator is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Receivables or Related Rights, pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law except to the extent that any

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such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(d) Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Originator in connection with the grant of a security interest in the Receivables and the Related Rights to the Seller pursuant to the Transaction Documents or the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(e) Environmental Compliance. Each Originator conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on its businesses, operations and properties. Such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(f) Insurance. The properties of each Originator are insured with financially sound and reputable insurance companies not Affiliates of the Originator, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the respective Originator operates.

(g) Intellectual Property; Licenses etc.. Each Originator owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of each Originator, no product, service, process, method, substance, part or other material now used, or now contemplated to be used, by the Originator infringes, misappropriates or otherwise violates upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Originator, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of each Originator, there has been no unauthorized use, access, interruption, modification, corruption or malfunction of any information technology assets or systems (or any information or transactions stored or contained therein or transmitted thereby) owned or used by the Originator, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(h) Valid Sale. Each sale of Receivables and the Related Rights made by such Originator pursuant to the Transaction Documents shall constitute a valid sale (or, with respect to any contribution), transfer and assignment of Receivables and Related Rights to the Seller, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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(i) Disclosure. Such Originator has disclosed to the Administrative Agent and the Purchaser Parties all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by such Originator to the Administrative Agent or any Purchaser Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Transaction Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, such Originator represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(j) Binding Effect of Agreement. This Agreement and each of the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(k) Accuracy of Information. None of the written information (including e-mail) heretofore, contemporaneously or hereafter furnished by such Originator or any of its agents or advisors to the Seller, any Purchaser, any Group Agent, or the Administrative Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby contains or will contain any statement which is untrue or misleading in any material respect on the date as of which such information is provided, dated or certified, and no such item of information contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, as the case may be; provided that any such information delivered subsequent to any other written information and on the same subject matter shall, solely to the extent each such item of information is delivered to the same addressee, supersede such earlier delivered information unless the applicable Originator shall expressly state otherwise in writing. No written information (including e-mail) (subject to the proviso of the preceding sentence) contained in any report or certificate delivered pursuant to this Agreement or any other Transaction Document shall omit to state any material fact necessary to make the statements contained therein not misleading on the date as of which such information is dated or certified. With respect to any projections, budgets and other forward looking financial information, it is understood and agreed that (i) any forward-looking information furnished by the such Originator is subject to inherent uncertainties and contingencies, which may be beyond the control of such Person, (ii) no assurance is given by any Originator that the results or forecast in any such forward-looking information will be realized and (iii) the actual results may differ from the forecast results set forth in such forward-looking information and such differences may be material. Furthermore, no representation or warranty is made with respect to information of a general economic or general industry nature. Notwithstanding anything in the forgoing paragraph, it is understood and agreed that this paragraph (k) shall not apply to any matters addressed by paragraph (p).

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(l) Actions, Suit. Such Originator is not in violation of any order of any Governmental Authority that would, individually or in the aggregate with all such other violations, reasonably be expected to have a Material Adverse Effect. There are no actions, suits, litigation or proceedings pending or, to its knowledge, threatened in writing against or affecting such Originator or any of its Affiliates or their respective properties, in or before any Governmental Authority, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) No Material Adverse Effect. Since September 30, 2022, there has been no Material Adverse Effect with respect to such Originator.

(n) Names and Location. Except for the Irish Originator, which was previously called Vornia Limited until April 2018, such Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in the relevant Purchase and Sale Agreement and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction. Such Originator keeps its records concerning the Receivables stored electronically via a cloud-based document storage platform.

(o) Margin Stock. Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock in a manner that could reasonably be expected to result in a violation of Regulations T, U and X of the Board of Governors of the Federal Reserve System, and no Purchase Price payments or proceeds under Transaction Documents will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(p) Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(q) Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold by it pursuant to the Transaction Documents and each related Contract.

(r) Investment Company Act. Such Originator is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.

(s) Anti-Money Laundering/International Trade Law Compliance. Such Originator is not a Sanctioned Person. Such Originator, either in its own right or through any third party, (i) does not have any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) neither does business in or with, nor derives any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) does not engage in any dealings or transactions prohibited by any Anti-Terrorism Law.

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(t) Anti-Corruption Laws. Such Originator has conducted its businesses in compliance in all material respects with Anti-Corruption Laws.

(u) Financial Condition.

(i) The audited consolidated balance sheet of the Performance Guarantor and its consolidated Subsidiaries as of September 30, 2022 and the related statements of income and shareholders’ equity of Parent and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and the Purchasers, present fairly in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(ii) On the date hereof, and on the date of each purchase pursuant to the Purchase and Sale Agreement (both before and after giving effect to such purchase), such Originator is, and will be on such date, Solvent and no Insolvency Proceeding with respect to such Originator is, or will be on such date, pending or threatened.

(v) Taxes. Such Originator has (i) timely filed all Tax returns (federal, state, foreign and local) and reports required by Applicable Law to have been filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and governmental charges thereby shown to be owing by it, other than any such Taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established except in each case to the extent such failure to pay or file could not reasonably be expected to result in a Material Adverse Event.

(i) Such Originator is not required to make any withholding or deduction on account of Tax from any payment it may make (or be deemed to make) under any Transaction Document.

(ii) Under the Laws of such Originator's jurisdiction of incorporation and Tax residence it is not necessary that any stamp, registration or similar Tax be paid on or in relation to any Transaction Document or any transaction contemplated thereunder, in any case, except any filing, recording or enrolling or any tax or fee payable in Italy in relation to the Transaction Documents (i) in any “case of use”, including the filing, recording or enrolment of any Transaction Document with any Italian judicial authority (when carrying out any administrative activity) or administrative authority (unless such filing is mandatory at law); and (ii) on voluntary registration of any Transaction Document with the Italian tax authority; and (iii) in the event any of the provisions of the Transaction Document is mentioned in any separate document entered into between the same parties (alone or together with other parties) which have not been previously registered; and (iv) where any Transaction Document is enforced in Italy either by way of a direct court judgment or an exequatur of a judgment rendered outside Italy.

(iii) Such Originator is not required to account to any Governmental Authority for any VAT in respect of the sale by it of any Receivable and no withholding or other Tax is deductible or payable on any payment made by an Obligor with respect to any Receivable.

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(iv) Such Originator is acting in the course of its business in selling the Receivables.

(v) To the extent the obligor of any Receivable is an Irish registered company the Receivable does not carry any rights of conversion into stocks or marketable securities of an Irish company, does not have any share type rights such as voting power or rights to dividends and does not carry any right to interest linked to a share index or indices.

(w) ERISA. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of any Originator’s benefit liabilities (as determined under Title IV of ERISA), no contribution failure has occurred or is expected to occur with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA, and each Pension Plan has been administered in all material respects in compliance with its terms and applicable provision of ERISA and the Code. Neither the Seller nor any ERISA Affiliate has any material liability to a Multiemployer Plan.

(x) Data Protection Law. If and to the extent Data Protection laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where such Originator has provided personal data (as defined in the relevant Data Protection Laws) to the Administrative Agent and/or the Purchasers, it has provided all notices required to, and obtained all consents (if required by the relevant Data Protection Laws) from, data subjects (as defined in the relevant Data Protection Laws) to enable use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by such Originator, the Administrative Agent and the Purchasers in accordance with its relevant obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.

(y) Transaction not fraudulent, undervalue, preference or unprofitable. The execution, delivery and performance of the consummation of the transaction contemplated by this Agreement and the Transaction Documents to which such Originator is a party will not give rise to a transaction at an undervalue, an unfair preference, an extortionate credit transaction or a conveyance of property made with the intent to defraud creditors and is not otherwise void or voidable under any bankruptcy or insolvency laws or for any other reason.

(z) No Fraudulent Conveyance. No sale or contribution pursuant to the Purchase and Sale Agreement constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

(aa) Ordinary Course of Business. Each of the Originators and the Seller represents and warrants as to itself that each remittance of Collections by or on behalf of such Originator to the Seller under this the Transaction Documents will have been (i) in payment of an obligation incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Seller and (ii) made in the ordinary course of business or financial affairs of such Originator and the Seller.

(bb) Good Title; Perfection.

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(i) Immediately preceding its sale or contribution of each Receivable pursuant to the Purchase and Sale Agreement, such Originator was the owner of such Receivable and Related Rights sold or contributed or purported to be sold or contributed, as the case may be, free and clear of any Adverse Claims, and each such sale or contribution pursuant to the Purchase and Sale Agreement constitutes a valid sale or contribution, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables and Related Rights sold or contributed by it, free and clear of any Adverse Claims; and

(ii) On or before the date hereof and before the generation by such Originator of any new Receivable to be sold, contributed or otherwise conveyed pursuant to the Purchase and Sale Agreement, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Seller’s security interest in Receivables and Related Rights to be sold or otherwise conveyed pursuant to the Purchase and Sale Agreement against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(iii) Upon the creation of each new Receivable sold, contributed or otherwise conveyed or purported to be conveyed pursuant to the Purchase and Sale Agreement and on the Closing Date for then existing Receivables, the Seller shall have a valid first priority security interest in each Receivable sold to it pursuant to the Purchase and Sale Agreement, free and clear of any Adverse Claim.

(cc) Perfection Representations.

(i) The Security Documents to which it is a party (A) assigns by way of security and (B) creates a valid and continuing security interests in the Originator’s right, title and interest in, to and under the Receivables and Related Rights which (X) security interests are valid and effective, subject to standard legal reservations and (Y) will be free of all Adverse Claims;

(ii) Prior to the sale and assignment of, or grant of security interest in, the Receivables and Related Rights pursuant to Purchase and Sale Agreements, such Originator legally and beneficially owned and had good and marketable title to such Receivables and Related Rights free and clear of any Adverse Claim;

(iii) All appropriate registrations, financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale of the Receivables and Related Rights from each Originator to the Seller pursuant to the Receivables Purchase Agreement;

(iv) Other than the security interest granted to the Seller pursuant to this the Transaction Documents, such Originator has not pledged, assigned, sold, granted a security interest in (other than those released on the Closing Date or any other date on which a Receivable is sold or otherwise conveyed pursuant to the Purchase and Sale Agreement), or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. Such

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Originator has not authorized the filing of and is not aware of any financing statements or security interests filed against such Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement or security interests (i) in favour of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. Such Originator is not aware of any judgment lien, ERISA lien or tax lien filings against such Originator that is not released simultaneously or prior to its transfer pursuant to the Purchase and Sale Agreement; and

(v) Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this paragraph (cc) shall be continuing and remain in full force and effect until the Final Payout Date;

(dd) Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Purchasers and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Seller’s identity as a legal entity separate from such Originator.

(ee) Opinions. The facts regarding such Originator, the Receivables sold by it pursuant to the Purchase and Sale Agreement, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(ff) Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by such Originator pursuant to the Purchase and Sale Agreement is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

(gg) Nature of Pool Receivables. All Pool Receivables sold or contributed by such Originator: (i) were originated by such Originator in the ordinary course of its business, (ii) were sold to the Seller for fair consideration and reasonably equivalent value, (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act and (iv) do not relate to, and are not secured on, Irish land or Irish land assets. The purchase of Pool Receivables with the proceeds of Investments made under the Receivables Purchase Agreement would constitute a “current transaction” for purposes of Section 3(a)(3) of the Securities Act.

(hh) Compliance with Applicable Laws. Each Originator is in compliance with the requirements of all laws, rules and regulations applicable to its property or business operations, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(ii) Servicing Programs. No license or approval is required for the Servicer’s or the Seller’s use of any software or other computer program used by such Originator in the

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servicing of the Receivables, other than those which have been obtained and are in full force and effect.

(jj) Compliance with Transaction Documents. Each Originator has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.

(kk) Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is created, and when sold or contributed to the Seller pursuant to the Purchase and Sale Agreement, such Originator shall be deemed to have certified that all representations and warranties set forth in this Schedule 3 (Representations and Warranties) Part 4 (Representations and Warranties of the Originators) are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this paragraph shall be continuing and remain in full force and effect until the Final Payout Date.

(ll) Affected Financial Institution. No Originator is an Affected Financial Institution.

(mm) Italian Originators. (i) None of the circumstances set out in Article 2447 or in Article 2482-ter, as the case may be, of the Italian Civil Code has arisen and is continuing in respect of any Italian Originator on the date of this Agreement and on the Closing Date; and (ii) no Italian Originator has created any segregated pool of assets (patrimono destinato ad uno specifico affare) nor incurred any finanziamento destinato ad uno specifico affare pursuant to article 2447-bis and following of the Italian Civil Code.

(nn) Foreign Tax. The Swiss Originator only represents and warrants that either:

(i) any interest received from the Seller under the Transaction Documents will be treated as interest income for the purposes of Foreign Tax and no deduction will be claimed by it for the purposes of Foreign Tax in respect of the payment of such interest income to it; or

(ii) a corresponding amount to the deduction for or on account of tax which the Seller would take in Ireland with respect to interest or other distributions payable to it under the Transaction Documents will be included (within the meaning of section 835Z of the TCA) by it in its jurisdiction of incorporation.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

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Schedule 4

Covenants

Part 1

Covenants of the Seller

Covenants of the Seller. At all times from the Closing Date until the Final Payout Date:

(a) Payment of Principal and Yield. The Seller shall duly and punctually pay Capital, Yield, Fees and all other amounts payable by the Seller hereunder in accordance with the terms of the Receivables Purchase Agreement.

(b) Existence. The Seller shall keep in full force and effect its existence and rights as a designated activity company under the laws of Ireland, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents, the Sold Assets and the Seller Collateral, except to the extent the failure to be so duly organized, in good standing or to maintain authority would not reasonably be expected to have a Material Adverse Effect.

(c) Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with GAAP, and the Seller (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Group Agent:

(i) Annual Financial Statements of the Seller. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a Financial Officer of the Seller that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Seller as of the date indicated and the results of its operations for the periods indicated.

(ii) Quarterly Financial Statements of the Seller. Promptly upon completion and in no event later than 45 days following the end of each of the first three fiscal quarters in each of the Seller’s fiscal years, quarterly unaudited financial statements of the Seller certified by a Financial Officer of the Seller that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Seller as of the date indicated and the results of its operations for the periods indicated.

(iii) Information Packages and Weekly Reports. By no later than 5:00 p.m. (London time) on each Monthly Reporting Date (and, during the continuation of an Event of Termination or an Unmatured Event of Termination, within three (3) Business Days after a request from the Administrative Agent or any Group Agent), the Servicer (or the Seller on its behalf) shall prepare and forward to the Administrative Agent and each Group Agent an Information Package, certified by the Servicer. In addition to the foregoing, at such times as (a) the Performance Guarantor’s unsecured debt has a public rating from S&P below “BB-”, (b) the Performance Guarantor’s unsecured debt has a public rating from Moody’s below “Ba3”, or (c) the occurrence and during the continuation of an Event of Default in accordance with Section 6.04(a)(vii) of the Receivables Purchase Agreement, the Servicer shall be obligated to

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prepare and forward to the Administrative Agent and each Group Agent a Weekly Report on every Thursday of each calendar week (or the next Business Day if such day is not a Business Day), certified by the Servicer (or the Seller on its behalf). The reporting period covered by a Weekly Report shall be the period ending on (and including) the Friday preceding the applicable reporting date and beginning on (and including) the Saturday preceding such Friday.

(iv) Other Information. Such other information (including non-financial information) as the Administrative Agent or any Group Agent may from time to time reasonably request.

(v) Quarterly Financial Statements of the Performance Guarantor. As soon as available and in no event later than 45 days following the end of each of the first three fiscal quarters in each of the Performance Guarantor’s fiscal years, (i) the unaudited consolidated balance sheet and statements of income of the Performance Guarantor and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of the Performance Guarantor that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Performance Guarantor and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal quarter.

(vi) Annual Financial Statements of the Performance Guarantor. Within 90 days after the close of each of the Performance Guarantor’s fiscal years, the consolidated balance sheet of the Performance Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without (x) a “going concern” or like qualification or exception or (y) a qualification as to the scope of the audit) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of the Performance Guarantor and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated.

(vii) Other Reports and Filings. Promptly (but in any event within ten days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Performance Guarantor or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.

(viii) Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (c) shall be deemed to have been furnished to each of the Administrative

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Agent and each Group Agent on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.

(d) Notices. The Seller (or the Servicer on its behalf) will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than five (5) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Events of Termination or Unmatured Events of Termination. A statement of a Financial Officer of the Seller setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Seller proposes to take with respect thereto.

(ii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to the Seller, the Servicer, any Performance Guarantor or any Originator, which with respect to any Person other than the Seller, could reasonably be expected to have a Material Adverse Effect.

(iii) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account or Seller Collection Account or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(iv) Change in Name or Jurisdiction of Organization, etc. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of security filings.

(v) Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Seller, the Servicer, any Originator, the Parent or the Performance Guarantor, (ii) any accounting policy of the Seller or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by the Receivables Purchase Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vi) Termination Event. The occurrence of a Purchase and Sale Termination Event under any Purchase and Sale Agreement.

(vii) Material Adverse Change. Promptly after the occurrence thereof, notice of any Material Adverse Effect.

(e) Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is

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conducted, except to the extent the failure to be so duly organized, in good standing or to maintain authority would not reasonably be expected to have a Material Adverse Effect.

(f) Compliance with Laws. The Seller will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(g) Payments on Receivables, Collection Accounts. The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account. The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Seller, the Servicer or an Originator, it shall hold such payments in trust for the benefit of (or, to the extent the concept of trust is not recognized in the relevant jurisdiction, on behalf of) the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Seller (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of the relevant Collection Account Declaration of Trust and/or the relevant Collections Account Pledge Agreement. The Seller shall not permit funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Seller (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Seller will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds unless agreed by the Administrative Agent in writing. The Seller will not, and will not permit the Servicer, any Originator or any other Person to deposit funds into a Collection Account from a Sanctioned Person. The Seller shall only add a Collection Account or a Collection Account Bank to those listed on Schedule II to the Receivables Purchase Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of the relevant Collection Account Declaration of Trust and/or the relevant Collection Account Pledge Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Seller shall only terminate a Collection Account Bank or close a Collection Account or Seller Collection Account with the prior written consent of the Administrative Agent. The Servicer shall ensure that no disbursements are made from any Collection Account or Seller Collection Account, other than such disbursements that are required pursuant to the terms of the Transaction. The Seller will not and will not permit any amount to be withdrawn from a Collection Account or a Seller Collection Account that would cause either of them to become overdrawn, without the prior consent of the Purchasers.

(h) Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable, Sold Assets or any Seller Collateral, or assign any right to receive income in respect thereof.

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(i) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 6.02 of the Receivables Purchase Agreement, the Seller will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Seller shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(j) Change in Credit and Collection Policy. The Seller will not make any change in the Credit and Collection Policy that could impair the collectability of any Eligible Receivable in any material respect or reasonably be expected to have a Material Adverse Effect without the prior written consent of the Administrative Agent and the Majority Group Agents. At least ten (10) Business Days prior to the date any material change in or amendment to the Credit and Collection Policy is made, the Seller will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser.

(k) Fundamental Changes. The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law or (iii) to be directly owned by any Person other than an Originator. The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, make any change in the Seller’s name, identity, corporate structure or location or make any other change in the Seller’s identity or corporate structure.

(l) Books and Records. The Seller shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(m) Identifying of Records. The Seller shall: (i) identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with the Receivables Purchase Agreement and (ii) cause each Originator so to identify its master data processing records with such a legend.

(n) Change in Payment Instructions to Obligors. The Seller shall not (and shall not permit any Originator, the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts, other than any instruction to remit payments to a different Collection Account, unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) the relevant

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Collection Account Declaration of Trust and/or the relevant Collection Account Pledge Agreement (or amendment thereto) with respect to such new Collection Accounts, and the Administrative Agent shall have consented to such change in writing.

(o) Security Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Sold Assets and Seller Collateral, and a first priority security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim, in favour of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under the UK Security Agreement, the Seller shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Seller shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest.

(p) Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Group Agents, the Seller will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents.

(q) Restricted Payments. (i) the Seller will not: (A) purchase or redeem any of its membership interests or shares, as applicable, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii) The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Section 3.01 of the Receivables Purchase Agreement; provided that the Seller shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Termination or Unmatured Event of Termination shall have occurred and be continuing.

(r) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances other than pursuant to the Receivables Purchase Agreement or (iii) form any Subsidiary or make any investments in any other Person.

(s) Use of Collections Available to the Seller. The Seller shall apply the Collections available to the Seller to make payments in accordance with Section 3.01(a) of the Receivables Purchase Agreement or as otherwise permitted under the terms of the Transaction Documents.

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(t) Further Assurances. (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to (A) validly sell and assign the Receivables purported to be sold and assigned pursuant to the Receivables Purchase Agreement to the Administrative Agent (for the benefit of the Secured Parties) and (B) perfect, protect or more fully evidence the security interest granted pursuant to the Receivables Purchase Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under the Receivables Purchase Agreement and the other Transaction Document. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrative Agent, at the Seller’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(ii) The Seller authorizes the Administrative Agent to make registrations, file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Sold Assets and Seller Collateral without the signature of the Seller. A photocopy or other reproduction of the Receivables Purchase Agreement shall be sufficient as a financing statement where permitted by law.

(iii) The Seller shall at all times be organized under the laws of Ireland and shall not take any action to change its jurisdiction of organization.

(iv) The Seller will not change its name, location, identity or corporate structure unless (x) the Seller, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under UK Security Agreement.

(u) Anti-Money Laundering/International Trade Law Compliance. The Seller will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Investment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Investment will not be derived from any unlawful activity. The Seller shall comply with all Anti-Terrorism Laws. The Seller shall promptly notify the Administrative Agent and each Purchaser in writing upon the occurrence of a Reportable Compliance Event. The Seller has not used and will not use the proceeds of any Investment to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Jurisdiction.

(v) Transaction Information. Except as may be required by Applicable Law, none of the Seller, any Affiliate of the Seller or any third party with which the Seller or any

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Affiliate thereof has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.

(w) Taxes. The Seller will (i) timely file all Tax returns required to be filed by it and (ii) pay, or cause to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(x) Seller’s Tax Status. The Seller shall remain a designated activity company limited by shares incorporated under the Companies Act 2014 of Ireland and a "qualifying company" for the purposes of Section 110 of the TCA which is resident for Tax purposes solely in Ireland without a permanent establishment or other taxable presence outside Ireland and shall not register to become a member of a VAT group.

(i) The Seller will conduct its board-level affairs in accordance with its constitutive documentation from within its jurisdiction of incorporation.

(ii) All of the directors of the Seller except for Kevin Higgins are and shall remain resident for the purposes of taxation, in the jurisdiction of incorporation of the Issuer.

(iii) All of the directors of the Issuer shall exercise their control over the business of the Issuer independently taking all key decisions relating to the Seller at meetings held in Ireland and the Seller shall not grant to any person other than the directors any ability to participate in its financial and operating policy decisions.

(iv) The Seller will not do or permit any act or omission whereby it becomes liable to tax by virtue of domicile, residence, place of management or any other criterion of a similar nature anywhere in the world, other than in the jurisdiction of its incorporation.

(v) The Seller will maintain its central management and control and its place of effective management only in Ireland and in particular will ensure that it will not be treated under any of the double taxation treaties entered into by Ireland as being resident for tax purposes in any jurisdiction other than Ireland nor will it have a permanent establishment or a branch or agency or otherwise become subject to net income or similar tax in any jurisdiction other than Ireland under the laws or guidelines or any jurisdiction (other than Ireland).

(vi) The Seller shall at all times use all reasonable efforts to minimise any applicable taxes.

(vii) The Seller shall not take any action or permit any action to be taken which would cause it to cease to be a “qualifying company” as defined in section 110(1) of the TCA.

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(viii) The Seller shall ensure that the first assets to be acquired, held or managed by the Seller, or in respect of which legally enforceable arrangements are to be entered into by the Seller with another person which arrangements themselves constitute "qualifying assets" within the meaning of Section 110(1) of the TCA ("Qualifying Assets"), are Qualifying Assets and that they will have a market value of not less than EUR10,000,000 on the day that they are first acquired, first held, or such legally enforceable arrangement is first entered into, by the Seller and the Seller shall ensure that it will not transact any business prior to the acquisition, holding, managing or entering into of such assets (as the case may be);

(ix) The Seller does not and will not carry out any other business apart from the holding, managing or both the holding and managing, in each case in Ireland, of Qualifying Assets (including, in the case of plant and machinery acquired by the Issuer, a business of leasing that plant and machinery) and activities which are ancillary thereto.

(x) The Seller has not entered and will not enter into any arrangement to transfer a financial instrument where the purpose of that transfer is to secure relief in respect of an amount of tax withheld at source from more than one person.

(xi) The Seller will not enter into any arrangement with respect to which it could reasonably be expected to be aware that it shared in the value of a tax benefit resulting from any hybrid mismatch (as defined in section 835Z of the TCA).

(xii) The Seller will not enter into a transaction or series of transactions involving a mismatch outcome (within the meaning of Part 35C of the TCA) where a payment by it directly or indirectly funds that mismatch outcome.

(xiii) The Seller will enter into all transactions carried on by or with it, other than those transactions to which Section 110(4) of the TCA applies and which are not excluded from that provision by virtue of subsections (4A), (5) and (5A) of the TCA, on arm's length terms and in compliance with Part 35A of the TCA and where a number of services are provided to the Seller by the same service provider (or by a service provider and persons connected with the service provider) the fees paid by the Seller will be attributed between those services in a reasonable manner, having regard to the respective value and nature of the services.

(xiv) The Seller has not and will not make an election within the meaning of Section 110(6) of the TCA if to do so would adversely affect its cashflows.

(xv) The Seller shall conduct its affairs in accordance with its constitution from within Ireland, and shall ensure that a majority of the directors of the Issuer are and shall remain Irish tax resident, that all the directors of the Seller shall exercise their control over the business of the Issuer independently and all meetings of the directors shall be held in Ireland and that all directors of the Seller (acting independently) shall exercise their authority only from and within Ireland by taking all key decisions relating to the Seller in Ireland.

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(xvi) The Seller has notified (or will notify within the applicable time limit) the Revenue Commissioners of Ireland of its intention to qualify under Section 110 of the TCA in the prescribed manner.

(y) Liquidity Coverage Ratio. The Seller shall not issue any LCR Security.

(z) Certificate of Beneficial Ownership and Other Additional Information. The Seller shall provide to the Administrative Agent and the Purchasers: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and the Purchasers; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Purchaser, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Purchaser from time to time for purposes of compliance by the Administrative Agent or such Purchaser with applicable Laws (including the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Purchaser to comply therewith.

(aa) Target balancing arrangements. The Seller shall not enter into or agree to any target balancing arrangements (or similar arrangements) in respect of the Seller Collection Accounts.

(bb) Derivative Contracts. The Seller shall not enter into any derivative contracts.

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Part 2

Covenants of the Servicer and the Ashland Sub-Servicers

Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:

(a) Existence. The Servicer and each Ashland Sub-Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of its jurisdiction of formation. The Servicer and each Ashland Sub-Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by the Receivables Purchase Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Financial Reporting. The Servicer and each Ashland Sub-Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and each Group Agent:

(i) Compliance Certificates. No later than five (5) Business Days after the delivery of the financial statements referred to in Schedule 4 (Covenants) Part 1 (Covenants of the Seller) paragraphs (c)(i) and (ii), a compliance certificate in form and substance substantially similar to Exhibit G of the Receivables Purchase Agreement signed by a Financial Officer of the Servicer for itself and on behalf of each Ashland Sub-Servicer stating that no Event of Termination or Unmatured Event of Termination has occurred and is continuing, or if any Event of Termination or Unmatured Event of Termination has occurred and is continuing, stating the nature and status thereof.

(ii) Information Packages and Weekly Reports. By no later than 5:00 p.m. (London time) on each Monthly Reporting Date (and, during the continuation of an Event of Termination or an Unmatured Event of Termination, within three (3) Business Days after a request from the Administrative Agent or any Group Agent), the Servicer (or the Seller on its behalf) shall prepare and forward to the Administrative Agent and each Group Agent an Information Package, certified by the Servicer and each Ashland Sub-Servicer (as applicable). In addition to the foregoing, at such times as (a) the Performance Guarantor’s unsecured debt has a public rating from S&P below “BB-”, (b) the Performance Guarantor’s unsecured debt has a public rating from Moody’s below “Ba3” or (c) the occurrence and during the continuation of an Event of Default in accordance with Section 6.04(a)(vii) of the Receivables Purchase Agreement, the Servicer shall be obligated to prepare and forward to the Administrative Agent and each Group Agent a Weekly Report on every Thursday of each calendar week (or the next Business Day if such day is not a Business Day), certified by the Servicer (or the Seller on its behalf). The reporting period covered by a Weekly Report shall be the period ending on (and including) the Friday preceding the applicable reporting date and beginning on (and including) the Saturday preceding such Friday.

(iii) Other Information. Such other information (including non-financial information) as the Administrative Agent or any Group Agent may from time to time reasonably request.

(c) Notices. The Servicer and each Ashland Sub-Servicer will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly

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upon (but in no event later than five (5) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Events of Termination or Unmatured Events of Termination. A statement of a Financial Officer of the Servicer and each Ashland Sub-Servicer (as applicable) setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Servicer and/or the Ashland Sub-Servicer proposes to take with respect thereto.

(ii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(iii) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or the Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Servicer, any Ashland Sub-Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account or Seller Collection Account or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer, an Ashland Sub-Servicer or the Administrative Agent.

(iv) Change in Name or Jurisdiction of Organization, etc. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization.

(v) Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Seller, the Servicer, any Ashland Sub-Servicer, any Originator, the Parent or the Performance Guarantor, (ii) any accounting policy of the Seller or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by the Receivables Purchase Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vi) Termination Event. The occurrence of a Purchase and Sale Termination Event under any Purchase and Sale Agreement.

(vii) ERISA. Promptly after the filing, giving or receiving thereof, copies of all reports and notices with respect to any Reportable Event pertaining to any Pension Plan and copies of any notice by any Person of its intent to terminate any Pension Plan, and promptly upon the occurrence thereof, written notice of any contribution failure with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA or the incurrence by the Seller or any ERISA Affiliate of any material liability with respect to a Multiemployer Plan.

(viii) Material Adverse Change. Promptly after the occurrence thereof, notice of any Material Adverse Effect.

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(d) Conduct of Business. The Servicer and each Ashland Sub-Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(e) Compliance with Laws. The Servicer and each Ashland Sub-Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f) Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Sold Assets and Seller Collateral as the Administrative Agent or any Group Agent may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Sold Assets, the Seller Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, at any time upon prior written notice from the Administrative Agent, and no less frequently than annually, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables, the other Sold Assets and the Seller Collateral; provided, that the Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Termination has occurred and is continuing.

(g) Payments on Receivables, Collection Accounts. The Servicer and each Ashland Sub-Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account. The Servicer and each Ashland Sub-Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer, each Ashland Sub-Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Seller, the Servicer, an Ashland Sub-Servicer or an Originator, it shall hold such payments in trust for the benefit of (or, to the extent the concept of a trust is not recognized in the relevant jurisdiction, on behalf of) the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within two (2) Business Day after receipt) remit such funds into a Collection Account. The Servicer and each Ashland Sub-Servicer shall not permit funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer (and/or the relevant Ashland Sub-Servicer) will within two (2) Business

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Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer and each Ashland Sub-Servicer will not, and will not permit the Seller, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds unless agreed by the Administrative Agent in writing. The Servicer and each Ashland Sub-Servicer shall only add a Collection Account, or a Collection Account Bank to those listed on Schedule II to the Receivables Purchase Agreement, if the Administrative Agent has received notice of such addition and the relevant Collection Account Declaration of Trust and/or the relevant Collections Account Pledge Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer and/or each Ashland Sub-Servicer shall only terminate a Collection Account Bank or close a Collection Account or Seller Collection Account with the prior written consent of the Administrative Agent. The Servicer and/or each Ashland Sub-Servicer will not and will not permit any amount to be withdrawn from a Collection Account or a Seller Collection Account that would cause either of them to become overdrawn, without the prior consent of the Purchasers.

(h) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 6.02 of the Receivables Purchase Agreement, the Servicer and each Ashland Sub-Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer and each Ashland Sub-Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i) Change in Credit and Collection Policy. The Servicer and each Ashland Sub-Servicer will not make any change in the Credit and Collection Policy that could impair the collectability of any Eligible Receivable in any material respect or reasonably be expected to have a Material Adverse Effect without the prior written consent of the Administrative Agent and the Majority Group Agents. At least ten (10) Business Days prior to the date any material change in or amendment to the Credit and Collection Policy is made, the Servicer and/or the relevant Ashland Sub-Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser.

(j) Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable). No Ashland Sub-Servicer shall hold, keep or maintain any documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of any Pool Receivables.

(k) Identifying of Records. The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that

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indicates that the Pool Receivables have been pledged in accordance with the Receivables Purchase Agreement.

(l) Change in Payment Instructions to Obligors. The Servicer and each Ashland Sub-Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts, other than any instruction to remit payments to a different Collection Account, unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and, the relevant Collection Account Declaration of Trust and/or the relevant Collection Account Pledge Agreement (or an amendment thereto) with respect to such new Collection Accounts and the Administrative Agent shall have consented to such change in writing.

(m) Security Interest, Etc. The Servicer and each Ashland Sub-Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim in favour of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under the Receivables Purchase Agreement, the Servicer and each Ashland Sub-Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer and each Ashland Sub-Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest.

(n) Further Assurances. The Servicer and each Ashland Sub-Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to (A) validly sell and assign the Receivables purported to be sold and assigned pursuant to the Receivables Purchase Agreement to the Administrative Agent (for the benefit of the Secured Parties) and (B) perfect, protect or more fully evidence the security interest granted pursuant to UK Security Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under the Receivables Purchase Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer and each Ashland Sub-Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

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(o) Transaction Information. None of the Servicer, any Ashland Sub-Servicer, any Affiliate of the Servicer or any Ashland Sub-Servicer or any third party contracted by the Servicer or any Ashland Sub-Servicer or any Affiliate thereof, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency, and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.

(p) Anti-Money Laundering/International Trade Law Compliance. The Servicer and each Ashland Sub-Servicer will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Investment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Investment will not be derived from any unlawful activity. The Servicer and each Ashland Sub-Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrative Agent and each Purchaser in writing upon the occurrence of a Reportable Compliance Event.

(q) Data Protection. If and to the extent, Data Protection Laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where the Seller provides personal data (as defined in the relevant Data Protection Laws) to the Administrative Agent and/or the Purchasers, it shall provide all notices required to, and obtain all consents (if required) from, data subjects (as defined in the relevant Data Protection Laws) to enable the use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by the Seller, the Administrative Agent and the Purchasers in accordance with their respective obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.

(r) Taxes. The Servicer and each Ashland Sub-Servicer will (i) timely file all Tax returns required to be filed by it and (ii) pay, or cause to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(s) Seller's Tax Status. The Servicer shall ensure that the Seller will not become treated other than as a designated activity company limited by shares incorporated under the Companies Act 2014 of Ireland and a "qualifying company" for the purposes of Section 110 of the TCA which is resident for applicable Tax purposes solely in Ireland.

(t) Permanent establishment etc. The Servicer and each Ashland Sub-Servicer shall not take any action that would cause the Seller to be subject to Tax in a jurisdiction outside of Ireland (including being subject to Tax as a result of the Seller being treated as having or being deemed to have a branch, agency or permanent establishment, fixed place of

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business or any business or fixed establishment in any jurisdiction other than Ireland for the purposes of any double taxation agreement entered into by Ireland).

(u) Deemed Financial Covenants. If, at any time after the Closing Date and until the Final Payout Date, the Financial Covenants are amended or are otherwise varied from the Ashland Credit Agreement in effect on the Closing Date, Ashland shall provide copies of such changes or amendments to the Administrative Agent and each Group Agent within three (3) Business Days following the effective date of any such changes or amendments to the Ashland Credit Agreement. So long as each Committed Purchaser (or its Affiliates) is a party to the Ashland Credit Agreement as a lender thereunder, this Agreement shall not contain independent financial covenants (whether identical to those in the Ashland Credit Agreement or otherwise). If any Committed Purchaser (and its Affiliates) ceases to be a party to the Ashland Credit Agreement as a lender thereunder (including due to termination or expiration of the Ashland Credit Agreement without being replaced by a successor credit agreement) and such Committed Purchaser does not otherwise consent to the Financial Covenants, Deemed Financial Covenants shall become effective. If requested by any Purchaser or the Administrative Agent, the Servicer, Ashland and each Ashland Sub-Servicer and the Seller shall cooperate with the Purchasers to amend the provisions of this Agreement to evidence the Deemed Financial Covenants (a “Financial Covenant Amendment”); provided that in lieu of Deemed Financial Covenants becoming effective, the Seller may instead exercise its rights to remove or replace the applicable Committed Purchaser and its Group under Section 2.06 of the Receivables Purchase Agreement. Neither the Administrative Agent nor any Purchaser shall require any fee to provide a waiver of any breach of a Financial Covenant or to document a Financial Covenant Amendment if such fee is in addition to the fees otherwise payable to such party as a lender under the Ashland Credit Agreement (it being understood that the foregoing shall not apply to the reimbursement of the Administrative Agent for reasonable legal expenses to the extent otherwise payable under Section 11.04 of the Receivables Purchase Agreement).

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Part 3

Covenants of the Performance Guarantor

At all times from the Closing Date until the Final Payout Date:

(a) Existence. The Performance Guarantor shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of its jurisdiction of formation. The Performance Guarantor shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by any of the Transaction Documents requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Financial Reporting. The Performance Guarantor will maintain a system of accounting established and administered in accordance with GAAP.

(c) Conduct of Business. The Performance Guarantor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(d) Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(e) Transaction Information. None of the Performance Guarantor, any Affiliate of the Performance Guarantor or any third party contracted by the Performance Guarantor or any Affiliate thereof, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency, and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.

(f) Merger and Asset Sales. The Performance Guarantor shall not be a party to any merger, consolidation or other restructuring, or sell, transfer, assign, convey or lease (whether in one or a series of transactions) all or substantially all of its assets.

(g) Anti-Money Laundering/International Trade Law Compliance. The Performance Guarantor will not become a Sanctioned Person. The Performance Guarantor, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law or (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law. The Performance Guarantor shall comply with all Anti-Terrorism Laws. The Performance Guarantor shall promptly notify the Administrative Agent and each Purchaser in writing upon the occurrence of a Reportable Compliance Event.

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(h) Further Assurances. The Performance Guarantor hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under the Receivables Purchase Agreement, Performance Guaranty or any other Transaction Document.

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Part 4

Covenants of the Originators

From the date hereof until the Final Payout Date, each Originator will, unless the Administrative Agent shall otherwise consent in writing, perform the following covenants:

(a) Financial Reporting. Each Originator will maintain a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to the Seller, the Administrative Agent and each Purchaser such information as the Seller, the Administrative Agent or any Purchaser may from time to time reasonably request relating to such system to the extent related to the Receivables or Related Rights.

(b) Notices. Such Originator will notify the Seller and the Administrative Agent in writing of any of the following events promptly upon (but in no event later than five (5) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Purchase and Sale Termination Event, Event of Termination or Unmatured Event of Termination. A statement of a Financial Officer of such Originator setting forth details of any Purchase and Sale Termination Event (as defined in the applicable Purchase and Sale Agreement) that has occurred and is continuing and the action that such Originator proposes to take with respect thereto.

(ii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to such Originator, the Seller, the Servicer, the Performance Guarantor, or any other Originator, that with respect to any Person, could reasonably be expected to have a Material Adverse Effect.

(iii) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon Receivables or Related Rights or any portion thereof, (B) any Person other than an Originator, the Seller, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account or Seller Collection Account or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than an Originator, the Servicer or the Administrative Agent.

(iv) Name Changes. Any change in such Originator’s name or jurisdiction of incorporation or organization.

(v) Change in Accountants or Accounting Policy. Any change in (i) the external accountants of such Originator, the Servicer, any other Originator or the Parent or (ii) any material accounting policy of such Originator that is relevant to the transactions contemplated by the Purchase and Sale Agreement or any other Transaction Document (it being understood that any change to the manner in which such Originator accounts for the Receivables shall be deemed “material” for such purpose).

(c) Conduct of Business; Preservation of Existence. Each Originator will carry on and conduct its business in substantially the same manner and in substantially the same

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fields of enterprise as it is presently conducted and will do all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business in each jurisdiction in which its business is conducted, licenses, patents, trademarks, copyrights and other proprietary rights; provided however, that nothing in this paragraph (c) shall prevent any transaction permitted by paragraph (o) below or not otherwise prohibited by the Purchase and Sale Agreement or any other Transaction Document.

(d) Compliance with Laws. Each Originator will comply with the requirements of all Applicable Laws to which it may be subject, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e) Furnishing of Information and Inspection of Receivables. Each Originator will furnish or cause to be furnished to the Seller, the Administrative Agent and each Purchaser from time to time such information with respect to the Pool Receivables as the Seller, the Administrative Agent or any Purchaser may reasonably request in writing. Each Originator will, at such Originator’s expense, during regular business hours upon reasonable prior written notice, permit the Seller, the Administrative Agent and/or any Purchaser or their respective agents or representatives to (i) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Support Assets, (ii) visit the offices and properties of such Originator for the purpose of examining such books and records, and (iii) discuss matters relating to the Pool Receivables, other Support Assets or such Originator’s performance under hereunder or under the Transaction Documents to which it is a party with any of the officers, directors or employees of such Originator and its independent accountants, in each case, having knowledge of such matters; provided, that unless an Event of Termination has occurred and is continuing, each Originator shall be required to reimburse the Seller, the Administrative Agent and Purchasers, together, for their out-of-pocket expenses of only one (1) such review (pursuant to the Receivables Purchase Agreement) in any twelve-month period.

(f) Payments on Receivables, Collection Accounts. Each Originator will, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account. If any payments on the Pool Receivables or other Collections are received by an Originator, the Seller or the Servicer, it shall hold (or cause such Originator, the Seller or the Servicer to hold) such payments in trust for the benefit of the Seller (and the Administrative Agent and the Purchasers as the Seller’s assignees) and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Originators shall not permit funds other than (i) Collections on Pool Receivables and (ii) other Support Assets to be deposited into any Collection Account. If any other funds that do not constitute Collections on Pool Receivables are deposited into any Collection Account, the Originators will cause the Servicer to, within two (2) Business Days, identify and transfer such funds out of the Collection Account to (or pursuant to the instructions of) the Person entitled to such funds. The Originators will not, and will not permit any other Person, to commingle Collections with any other funds in any Collection Account unless agreed by the Administrative Agent in writing. The Originators shall only add (or permit the Servicer to add) a Collection Account to those listed in the Receivables Purchase Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Security Document (or an amendment thereto) in form and substance acceptable to the Administrative Agent. The

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Originators shall only close a Collection Account with the prior written consent of the Administrative Agent.

(g) Sales, Liens, etc. Except as otherwise provided in the Transaction Documents, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.

(h) Extension or Amendment of Pool Receivables. Except as otherwise permitted by the Receivables Purchase Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Each Originator shall at its expense comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i) Fundamental Changes. Each Originator shall not make any change in such Originator’s name, location or making any other change in such Originator’s identity or corporate structure unless the Seller and the Administrative Agent have each (A) received 10 Business Days’ prior notice thereof, (B) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy) as the Seller or the Administrative Agent shall reasonably request and (C) been reasonably satisfied that all other action to perfect and protect the interests of the Seller and the Administrative Agent, on behalf of the Purchasers, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Seller or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to the applicable Purchase and Sale Agreement).

(j) Change in Credit and Collection Policy. No Originator will make any change in the Credit and Collection Policy that could impair the collectability of any Eligible Receivable in any material respect or reasonably be expected to have a Material Adverse Effect without the prior written consent of the Administrative Agent and the Majority Group Agents. At least ten (10) Business Days prior to the date any material change in or amendment to the Credit and Collection Policy is made, each Originator will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser.

(k) Records. Each Originator will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

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(l) Ownership Interest, Etc. Each Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority security interest in the Support Assets, in each case free and clear of any Adverse Claim, in favor of the Seller (and the Administrative Agent (on behalf of the Purchasers), as the Seller’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Seller (and the Administrative Agent (on behalf of the Purchasers), as the Seller’s assignee) as the Seller, the Administrative Agent or any Purchaser may reasonably request. In order to evidence the security interests of the Administrative Agent under the Transaction Documents, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Such Originator shall, from time to time, within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. Notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes Support Assets of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(m) Further Assurances. Each Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Seller, the Servicer, any Purchaser or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases and contributions made under the Transaction Documents and/or security interest granted pursuant to the Receivables Purchase Agreement or any other Transaction Document, or to enable the Seller or the Administrative Agent (on behalf of the Purchasers) to exercise and enforce their respective rights and remedies under any Transaction Document. Without limiting the foregoing, such Originator hereby authorizes, and will, upon the request of the Seller or the Administrative Agent, at such Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Seller or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(n) Mergers, Acquisitions, Sales, etc. No Originator shall consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person, unless (i) no Event of Termination would be expected to occur as a result of such transaction and (ii) if the surviving entity of such merger or the lessee or acquirer of such assets is not already an Originator, such Person executes and delivers to the Administrative Agent an agreement by which such Person assumes the obligations of the applicable Originator hereunder and under the other Transaction Documents to which it is a party, or confirms that such obligations remain enforceable against it, together with such certificates and opinions of counsel as the Administrative Agent may reasonably request. No Italian Originator shall

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segregate assets or revenues pursuant to Article 2447-bis (Patrimoni Destinati ad uno Specifico Affare) of the Italian Civil Code, letter (a) and (b).

(o) Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.

(p) Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. No Originator shall take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Seller and the Administrative Agent.

(q) Anti-Money Laundering/International Trade Law Compliance. Such Originator will not become a Sanctioned Person. Such Originator, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds from the sale of the Receivables to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law. Such Originator shall comply with all Anti-Terrorism Laws. Such Originator shall promptly notify the Administrative Agent and each Purchaser in writing upon the occurrence of a Reportable Compliance Event.

(r) Legend. Each Originator (or the Servicer on its behalf) shall have indicated on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, that the Receivables and related Contracts have been sold in accordance with the Purchase and Sale Agreement and further sold by Seller pursuant to the Receivables Purchase Agreement, and none of the Originators or Servicer shall change or remove such notation without the consent of the Seller and the Administrative Agent.

(s) Seller’s Tax Status. The Servicer and each Originator shall ensure that the Seller will not become treated other than as a designated activity company limited by shares incorporated under the Companies Act 2014 of Ireland and a "qualifying company" for the purposes of Section 110 of the TCA which is resident for applicable Tax purposes solely in Ireland.

(t) Insurance. Such Originator will maintain in effect, at such Originator’s expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment.

(u) Intercompany Loans, Etc. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, the Intercompany Loan Agreement.

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(v) Other Additional Information. Such Originator will provide to the Administrative Agent and the Purchasers such information and documentation as may reasonably be requested by the Administrative Agent or any Purchaser from time to time for purposes of compliance by the Administrative Agent or such Purchaser with applicable laws (including without limitation the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any reasonable policy or procedure implemented by the Administrative Agent or such Purchaser to comply therewith.

(w) Employee Benefit Plans. Each Originator shall:

(i) maintain, and, if applicable, cause each of their respective ERISA Affiliates, to maintain, each Pension Plan and each Foreign Pension Plan in compliance with all applicable requirements of law, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ii) make, and cause each of their respective ERISA Affiliates to make, on a timely basis, all required contributions to any Multiemployer Plan, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and

(iii) not, and not permit any of their respective ERISA Affiliates to, (x) seek a waiver of the minimum funding standards of ERISA, (y) terminate or withdraw from any Pension Plan or Multiemployer Plan or (z) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability (other than timely payment of PBGC premiums) in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (x), (y) and (z) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Schedule 5

Indemnities

Part 1

Indemnification by the Seller

(a) Without limiting any other rights that the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Seller Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Seller Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Seller Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Investments or the security interest in respect of any Pool Receivable or any other Sold Assets or Seller Collateral; excluding, however, (a) Seller Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Seller Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Seller Indemnified Party seeking indemnification and (b) Taxes that are covered by Section 4.03 of the Receivables Purchase Agreement (other than any Taxes enumerated below or any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Seller shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01 of the Receivables Purchase Agreement), to each Seller Indemnified Party any and all amounts necessary to indemnify such Seller Indemnified Party from and against any and all Seller Indemnified Amounts relating to or resulting from any of the following (but excluding Seller Indemnified Amounts and Taxes described in clauses (a) and (b) above):

(i) any Pool Receivable which the Seller or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;

(i) any representation, warranty or statement made or deemed made by the Seller (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Weekly Report or any other information or report delivered by or on behalf of the Seller pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(ii) the failure by the Seller to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iii) the failure to vest in the Administrative Agent a first priority ownership or security interest in all or any portion of the Sold Assets or Seller Collateral, in each case free and clear of any Adverse Claim;

(iv) the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents of any applicable jurisdiction or other Applicable Laws with

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respect to any Pool Receivable, any other Sold Assets or any Seller Collateral, whether at the time of any Investment or at any subsequent time;

(v) any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;

(vi) any failure of the Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(vii) any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(viii) the commingling of Collections of Pool Receivables at any time with other funds (other than where such commingling had been agreed by the Administrative Agent in writing);

(ix) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Investment or in respect of any Pool Receivable, any other Sold Assets or any Seller Collateral or any related Contract;

(x) any failure of the Seller to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xi) any setoff with respect to any Pool Receivable;

(xii) any claim brought by any Person other than a Seller Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Pool Receivable;

(xiii) the failure by the Seller to pay when due any Taxes, including, without limitation, sales, excise or personal property taxes;

(xiv) any failure of a Collection Account Bank to comply with the terms of the relevant Collection Account Declaration of Trust and/or the relevant Collection Account Pledge Agreement, the termination by a Collection Account Bank of any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under the relevant Collection Account Declaration of Trust and/or the relevant Collection Account Pledge Agreement.

(xv) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related

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Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xvi) any action taken by the Administrative Agent as attorney for the Seller, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document;

(xvii) the failure of delay to provide any Obligor with an invoice or other evidence of indebtedness;

(xviii) the use of proceeds of any Investment;

(xix) any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason; or

(xx) any loss or shortfall in Capital due to the conversion or exchange of Collections or other funds in any currency to the applicable currency required pursuant to the terms of the Transaction Documents in connection with any distribution hereunder as a result of any change or fluctuation in the applicable exchange rate.

(b) Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Seller’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this paragraph (a), any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

(c) If for any reason the foregoing indemnification is unavailable to any Seller Indemnified Party or insufficient to hold it harmless, then the Seller shall contribute to such Seller Indemnified Party the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Seller and its Affiliates on the one hand and such Seller Indemnified Party on the other hand in the matters contemplated by the Transaction Documents as well as the relative fault of the Seller and its Affiliates and such Seller Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have, shall extend upon the same terms and conditions to each Seller Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Seller and the Seller Indemnified Parties.

(d) Any indemnification or contribution under this schedule shall survive the termination of this Agreement and/or any other Transaction Document.

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Part 2

Indemnification by the Servicer and the Ashland Sub-Servicers

(a) The Servicer and each Ashland Sub-Servicer hereby agrees to indemnify and hold harmless the Seller, the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, (ii) Taxes that are covered by Section 4.03 of the Receivables Purchase Agreement (other than any Taxes enumerated below or any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and (iii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):

(i) any representation, warranty or statement made or deemed made by the Servicer or any Ashland Sub-Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Weekly Report or any other information or report delivered by or on behalf of the Servicer or any Ashland Sub-Servicer pursuant hereto or any other Transaction Document which shall have been untrue or incorrect when made or deemed made;

(ii) the failure by the Servicer or any Ashland Sub-Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iii) the commingling of Collections of Pool Receivables at any time with other funds (other than where such commingling had been agreed by the Administrative Agent in writing);

(iv) the termination by a Collection Account Bank of the relevant Collection Account Declaration of Trust and/or the relevant Collection Account Pledge Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under the relevant Collection Account Declaration of Trust and/or the relevant Collection Account Pledge Agreement;

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(v) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(vi) any failure of the Servicer or any Ashland Sub-Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document; or

(vii) any liability described in Section 4.03 of the Receivables Purchase Agreement.

(b) If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer and/or any applicable Ashland Sub-Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer, any Ashland Sub-Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by the Transaction Documents as well as the relative fault of the Servicer (and/or the Ashland Sub-Servicer) and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer and each Ashland Sub-Servicer under this Section shall be in addition to any liability which the Servicer and each Ashland Sub-Servicer may otherwise have, shall extend upon the same terms and conditions to Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer, each Ashland Sub-Servicer and the Servicer Indemnified Parties.

(c) Any indemnification or contribution under this Section shall survive the termination of this Agreement and/or any other Transaction Document.

(d) Limitations for Swiss Sub-Servicer

(i) If and to the extent that (i) the Swiss Sub-Servicer under a Transaction Document guarantees, indemnifies or secures obligations other than obligations of one of its direct or indirect subsidiaries (i.e. obligations of the Swiss Sub-Servicer’s direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)); and (ii) any payment in fulfilling such obligations would, under Swiss law and practice, constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by the Swiss Sub-Servicer or would otherwise be restricted under Swiss corporate law, (the “Restricted Obligations”), such Restricted Obligations (and the amount of any payment in relation thereto) shall from time to time be limited to the amount permitted to be paid under Swiss law and practice, provided that, such limited amount shall at no time be less than the profits and reserves of the Swiss Sub-Servicer available for distribution as dividends at the time or times payment under a Transaction Document is requested from the Swiss Sub-Servicer (the “Maximum Amount”) and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) free the Swiss Sub-Servicer from payment obligations hereunder in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities, guarantees and security

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interests of the Swiss Sub-Servicer contained in any Transaction Documents shall be construed in a manner consistent with the provisions herein contained.

(ii) If the Swiss Sub-Servicer is required by applicable law in force at the relevant time to withhold Swiss Withholding Tax on a payment in respect of Restricted Obligations, the Swiss Sub-Servicer shall:

(A) use best efforts to make such payment without deduction of Swiss Withholding Tax or to reduce the rate of Swiss Withholding Tax required to be deducted by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(B) if the notification procedure pursuant to sub-paragraph (A) above does not apply, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (A) above applies for a part of the Swiss With-holding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration;

(C) notify the Administrative Agent that such notification, or as the case may be, deduction has been made and provide the Administrative Agent with evidence that such notification of the Swiss Federal Tax Ad-ministration has been made or, as the case may be, such deducted taxes have been paid to the Swiss Federal Tax Administration; and

(D) if and to the extent such a deduction is made, not be obliged to either gross-up payments or indemnify the Administrative Agent in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up or indemnifying is permitted under the laws of Switzerland then in force but always subject to the limitations set out in paragraph (d)(i) above and (d)(iii) below; and

(E) use its best efforts to ensure that any person which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from a payment in respect of Restricted Obligations, will, as soon as possible after the deduction of the Swiss Withholding Tax:

(1) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties); and

(2) pay to the Administrative Agent, upon receipt, any amount so refunded for application as a further payment of the Swiss Sub-Servicer with respect to the Restricted Obligations. The Administrative Agent shall reasonably cooperate with the Swiss Sub-Servicer to secure such refund.

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(iii) To the extent the Swiss Sub-Servicer is required to deduct Swiss Withholding Tax pursuant to paragraph (d)(ii) above, and if the Maximum Amount pursuant to paragraph (d)(i) above is not fully utilised, the Swiss Sub-Servicer shall be required to pay an additional amount, so that, after making any deduction of Swiss Withholding Tax, the aggregate net amount paid to the Administrative Agent is equal to the amount which would have been paid if no deduction of Swiss Withholding Tax had been required, pro-vided that the aggregate amount paid (including the additional amount) shall in any event be limited to the Maximum Amount pursuant to paragraph (d)(i) above. If a refund of any amounts of Swiss Withholding Tax paid by the Swiss Sub-Servicer is made to the Ad-ministrative Agent, the Administrative Agent shall transfer the refund so received to the Swiss Sub-Servicer, subject to any right of set-off of the Administrative Agent pursuant to this Agreement.

(iv) If performance of Restricted Obligations would be limited due to the effects referred to in paragraph (a) above, the Swiss Sub-Servicer shall promptly implement all such measures and promptly procure the fulfilment of all prerequisites to allow it to perform its obligations with a minimum of limitations, including the following:

(A) preparation of an up-to-date balance sheet of the Swiss Sub-Servicer;

(B) confirmation from the auditors of the Swiss Sub-Servicer that the relevant amount represents (the maximum of) freely distributable reserves;

(C) revaluation of hidden reserves (to the extent permitted by mandatory Swiss law and applicable accounting standards);

(D) to the extent permitted by applicable law and applicable accounting standards, (1) write-up or realise any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realisation, however, only if such assets are not necessary for the Swiss Sub-Servicer's business (nicht betriebsnot-wendig) and/or (2) reduce its share capital; and

(E) approval by a shareholders' meeting of the Swiss Sub-Servicer of the (resulting) profit distribution.

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Part 3

Indemnification by the Performance Guarantor

(a) The Performance Guarantor hereby agrees to indemnify and hold harmless the Seller, the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Performance Guarantor Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Performance Guarantor pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Performance Guarantor Indemnified Amounts”); excluding (i) Performance Guarantor Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Performance Guarantor Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Performance Guarantor Indemnified Party seeking indemnification and (ii) Taxes that are covered by Section 4.03 of the Receivables Purchase Agreement (other than any Taxes enumerated below or any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Performance Guarantor shall pay on demand, to each Performance Guarantor Indemnified Party any and all amounts necessary to indemnify such Performance Guarantor Indemnified Party from and against any and all Performance Guarantor Indemnified Amounts relating to or resulting from any of the following (but excluding Performance Guarantor Indemnified Amounts described in clauses (i), (ii) and (iii) above):

(i) any representation, warranty or statement made or deemed made by the Performance Guarantor (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Weekly Report or any other information or report delivered by or on behalf of the Performance Guarantor pursuant hereto which shall have been untrue or incorrect when made or deemed made; or

(ii) any failure of the Performance Guarantor to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document.

(b) If for any reason the foregoing indemnification is unavailable to any Performance Guarantor Indemnified Party or insufficient to hold it harmless, then the Performance Guarantor shall contribute to the amount paid or payable by such Performance Guarantor Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Performance Guarantor and its Affiliates on the one hand and such Performance Guarantor Indemnified Party on the other hand in the matters contemplated by the Transaction Documents as well as the relative fault of the Performance Guarantor and its Affiliates and such Performance Guarantor Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Performance Guarantor under this Section shall be in addition to any liability which the Performance Guarantor may otherwise have, shall extend upon the same terms and conditions to Performance Guarantor Indemnified Party, and shall be binding upon and inure to the benefit

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of any successors, assigns, heirs and personal representatives of the Performance Guarantor and the Performance Guarantor Indemnified Parties.

(c) Any indemnification or contribution under this Section shall survive the termination of this Agreement and/or any other Transaction Documents.

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Part 4

Indemnification by the Originators

Indemnities by the Originators. Without limiting any other rights that the Seller may have hereunder or under Applicable Law, each Originator, jointly and severally, hereby agrees to indemnify the Seller, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent and each Purchaser (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:

(a) the breach of any representation or warranty made or deemed made by such Originator (or any employee, officer or agent of such Originator) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(b) the transfer by such Originator of any interest in any Pool Receivable or Related Right other than the transfer of any Pool Receivable and Related Security to the Seller pursuant to any Transaction Document and the grant of a security interest to the Buyer pursuant to any Transaction Document;

(c) the failure by such Originator to comply with the terms of any Transaction Document or with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(d) the lack of an enforceable ownership interest, or a first priority lien, in the Pool Receivables (and all Related Security) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;

(e) the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable or the Related Rights;

(f) any suit or claim related to the Pool Receivables originated by such Originator (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable originated by such Originator);

(g) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in the Receivables Pool (including a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the property, products or services to such Receivable or the furnishing or failure to furnish such property, products or services;

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(h) any failure of such Originator to perform any its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(i) the commingling of Collections of Pool Receivables at any time with other funds (other than where such commingling had been agreed by the Administrative Agent in writing);

(j) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(k) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;

(l) any claim brought by any Person other than a Purchase and Sale Indemnified Party arising from any activity by such Originator or any Affiliate of such Originator in servicing, administering or collecting any Pool Receivable;

(m) the failure by such Originator to pay when due any Taxes, including, without limitation, sales, excise or personal property taxes;

(n) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(o) any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable generated by such Originator;

(p) any tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including without limitation Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated by such Originator or any Related Rights connected with any such Receivables;

(q) any liability under Section 4.03 of the Receivables Purchase Agreement or arising from a breach of Schedule 3 (Representations and Warranties) Part 1 (Representations and Warranties of the Performance Guarantor) paragraph (y) or Schedule 3 (Representations and Warranties) Part 2 (Representations and Warranties of the Servicer and Ashland Sub-Servicers) paragraph (x); or

(r) any action taken by the Administrative Agent as attorney-in-fact for such Originator pursuant to this Agreement or any other Transaction Document;

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(s) Limitations for Swiss Originator

(i) If and to the extent that (i) the Swiss Originator under a Transaction Document guarantees, indemnifies or secures obligations other than obligations of one of its direct or indirect subsidiaries (i.e. obligations of the Swiss Originator’s direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)); and (ii) any payment in fulfilling such obligations would, under Swiss law and practice, constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by the Swiss Originator or would otherwise be restricted under Swiss corporate law, (the Restricted Obligations), such Restricted Obligations (and the amount of any payment in relation thereto) shall from time to time be limited to the amount permitted to be paid under Swiss law and practice, provided that, such limited amount shall at no time be less than the profits and reserves of the Swiss Originator available for distribution as dividends at the time or times payment under a Transaction Document is requested from the Swiss Originator (the “Maximum Amount”) and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) free the Swiss Originator from payment obligations hereunder in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities, guarantees and security interests of the Swiss Originator contained in any Transaction Documents shall be construed in a manner consistent with the provisions herein contained.

(ii) If the Swiss Originator is required by applicable law in force at the relevant time to withhold Swiss Withholding Tax on a payment in respect of Restricted Obligations, the Swiss Originator shall:

(A) use best efforts to make such payment without deduction of Swiss Withholding Tax or to reduce the rate of Swiss Withholding Tax required to be deducted by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(B) if the notification procedure pursuant to sub-paragraph (A) above does not apply, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (A) above applies for a part of the Swiss With-holding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration;

(C) notify the Administrative Agent that such notification, or as the case may be, deduction has been made and provide the Administrative Agent with evidence that such notification of the Swiss Federal Tax Ad-ministration has been made or, as the case may be, such deducted taxes have been paid to the Swiss Federal Tax Administration; and

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(D) if and to the extent such a deduction is made, not be obliged to either gross-up payments or indemnify the Administrative Agent in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up or indemnifying is permitted under the laws of Switzerland then in force but always subject to the limitations set out in paragraph (s)(i) above and (s)(iii) below; and

(E) use its best efforts to ensure that any person which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from a payment in respect of Restricted Obligations, will, as soon as possible after the deduction of the Swiss Withholding Tax:

(1) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties); and

(2) pay to the Administrative Agent, upon receipt, any amount so refunded for application as a further payment of the Swiss Originator with respect to the Restricted Obligations. The Administrative Agent shall reasonably cooperate with the Swiss Originator to secure such refund.

(iii) To the extent the Swiss Originator is required to deduct Swiss Withholding Tax pursuant to paragraph (s)(ii) above, and if the Maximum Amount pursuant to paragraph (s)(i) above is not fully utilised, the Swiss Sub-Servicer shall be required to pay an additional amount, so that, after making any deduction of Swiss Withholding Tax, the aggregate net amount paid to the Administrative Agent is equal to the amount which would have been paid if no deduction of Swiss Withholding Tax had been required, provided that the aggregate amount paid (including the additional amount) shall in any event be limited to the Maximum Amount pursuant to paragraph (s)(i) above. If a refund of any amounts of Swiss Withholding Tax paid by the Swiss Originator is made to the Administrative Agent, the Administrative Agent shall transfer the refund so received to the Swiss Originator, subject to any right of set-off of the Administrative Agent pursuant to this Agreement.

(iv) If performance of Restricted Obligations would be limited due to the effects referred to in paragraph (a) above, the Swiss Originator shall promptly implement all such measures and promptly procure the fulfilment of all prerequisites to allow it to perform its obligations with a minimum of limitations, including the following:

(A) preparation of an up-to-date balance sheet of the Swiss Originator;

(B) confirmation from the auditors of the Swiss Originator that the relevant amount represents (the maximum of) freely distributable reserves;

(C) revaluation of hidden reserves (to the extent permitted by mandatory Swiss law and applicable accounting standards);

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(D) to the extent permitted by applicable law and applicable accounting standards, (1) write-up or realise any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realisation, however, only if such assets are not necessary for the Swiss Originator's business (nicht betriebsnotwendig) and/or (2) reduce its share capital; and

(E) approval by a shareholders' meeting of the Swiss Originator of the (resulting) profit distribution.

provided that such indemnity shall not be available to any Purchase and Sale Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of a Purchase and Sale Indemnified Party or (y) constitute recourse with respect to a Pool Receivable by reason of the bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor.

Notwithstanding anything to the contrary in the Transaction Documents, solely for purposes of such Originator’s indemnification obligations in this Schedule 5 (Indemnities) Part 4 (Indemnities of the Originators), any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

If for any reason the foregoing indemnification is unavailable to any Purchase and Sale Indemnified Party or insufficient to hold it harmless, then the Originators, jointly and severally, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of such Originator and its Affiliates, on the one hand, and such Purchase and Sale Indemnified Party, on the other hand, in the matters contemplated by the Transaction Documents as well as the relative fault of such Originator and its Affiliates and such Purchase and Sale Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of such Originator under this Section shall be in addition to any liability which such Originator may otherwise have, shall extend upon the same terms and conditions to Purchase and Sale Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Originator and the Purchase and Sale Indemnified Parties. Any indemnification or contribution under this Section shall survive the termination of this Agreement and/or any other Transaction Document.

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Schedule 6

Notice Details

The addresses referred to in Section 13 (Notices) of the Common Terms are:

Seller

Address: Ashland International Receivables Designated Activity Company, 3rd Floor, Kilmore House, Park Lane, Spencer Dock, Dublin 1, Ireland

Tel: +1 614.790.2101

Email: KDHiggins@Ashland.com / Ireland@tmf-group.com

Attention of: Kevin Higgins / The Directors

Performance Guarantor

Address: Ashland Inc., 5475 Rings Road, Dublin, OH 43017, USA

Tel: +1 614.790.2101

Email: KDHiggins@Ashland.com

Attention of: Kevin Higgins

French Originator

Address: Ashland Industries France SAS, 142 rue de Rouville, 27460 Alizay, France

Tel: +1 614.790.2101

Email: KDHiggins@Ashland.com

Attention of: Kevin Higgins

German Originator

Address: Ashland Industries Deutschland GmbH, Paul-Thomas-Strasse 56, Düsseldorf, D-40599 Germany

Tel: +1 614.790.2101

Email: KDHiggins@Ashland.com

Attention of: Kevin Higgins

Italian Originator

Address: Ashland Industries Italia S.r.l., Via Ceresio 7, 20154 Milano, Italy

Tel: +1 614.790.2101

Email: KDHiggins@Ashland.com

Attention of: Kevin Higgins

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Singaporean Originator

Address: Ashland Specialty Chemical (Singapore) Pte. Ltd., 2 Venture Drive, #19-09/11, Vision Exchange, Singapore 608526

Tel: +1 614.790.2101

Email: KDHiggins@Ashland.com

Attention of: Kevin Higgins

Spanish Originator

Address: Ashland Specialties Hispania, S.L.U., Calle Diputación, 260, 08007, Barcelona (Spain)

Tel: +1 614.790.2101

Email: KDHiggins@Ashland.com

Attention of: Kevin Higgins

Swiss Originator

Address: Ashland Industries Europe GmbH, Rheinweg 11, 8200 Schaffhausen, Switzerland

Tel: +41(0)52 560 5524

Email: CTecuatl@Ashland.com

Attention of: Christiaan Tecuatl

UK Originator

Address: Ashland Specialties UK Limited, 30 Old Bailey, London, EC4M 7AU

Tel: +1 614.790.2101

Email: KDHiggins@Ashland.com

Attention of: Kevin Higgins

Irish Originator

Address: Ashland Specialties Ireland Limited, National Science Park, Building V, Tallaght, Dublin Road, Petitswood, Westmeath, Mullingar, Co., N91 F6PD, Ireland

Tel: +1 614.790.2101

Email: KDHiggins@Ashland.com

Attention of: Kevin Higgins

Administrative Agent

Address: Bank of America, N.A.

Trade Receivables Securitization Finance

13510 Ballantyne Corporate PI

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Charlotte, NC 28277

Tel: 980-387-6327

Email: ross.glynn@bofa.com

Attention of: Ross Glynn

Mont Blanc Capital Corp

Address: c/o ING Capital LLC
1133 Avenue of the Americas
New York, NY 10036
United States of America

Email: violene.willems@ing.com and dennis.strid@ing.com

Attention of: Global Conduit Administration

ING Belgium SA/NV

Address: Avenue Marnix, 24.

1000 Brussels, Belgium

Email: violene.willems@ing.com

Attention of: Violène Willems

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EXECUTION OF THE MASTER FRAMEWORK AGREEMENT:

SIGNED AND DELIVERED as a DEED
for and on behalf of ASHLAND INTERNATIONAL RECEIVABLES DESIGNATED ACTIVITY COMPANY as the Seller by its lawfully appointed attorney in the presence of:

/s/ Elyse Higgins ____________

(Witness’ Signature)

Elyse Higgins ______________

(Witness’ Name)

[*] ____________ _

(Witness’ Address)

[*] ____________ __

(Witness’ Occupation)

/s/ Kevin Higgins Attorney signature Kevin Higgins Print Attorney name
[*] Personal information has been redacted from this exhibit.

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SIGNED AND DELIVERED as a DEED for and on behalf of ASHLAND INC. as the Performance Guarantor	/s/ William Whitaker Name: William Whitaker Title: Vice President & Treasurer

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SIGNED AND DELIVERED as a DEED for and on behalf of ASHLAND INDUSTRIES FRANCE SAS as the French Originator and French Sub-Servicer	/s/ Kevin Higgins By: Kevin Higgins Duly authorised for the purpose hereof

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SIGNED AND DELIVERED as a DEED for and on behalf of ASHLAND INDUSTRIES DEUTSCHLAND GMBH as the German Originator, German Sub-Servicer and Subordinated Lender	/s/ Kevin Higgins Name: Kevin Higgins Title: Director

135

SIGNED AND DELIVERED as a DEED for and on behalf of ASHLAND INDUSTRIES ITALIA S.R.L. as the Italian Originator and Italian Sub-Servicer	/s/ Kevin Higgins Name: Kevin Higgins Title: Director

136

SIGNED AND DELIVERED as a DEED
for and on behalf of ASHLAND SPECIALTY CHEMICAL (SINGAPORE) PTE. LTD as the Singaporean Originator and Singaporean Sub-Servicer, acting by a Director in the presence of:

/s/ Elyse Higgins ____________

(Witness’ Signature)

Elyse Higgins ______________

(Witness’ Name)

[*] ____________ _

(Witness’ Address)

[*] ____

(Witness’ Occupation)

/s/ Kevin Higgins Name: Kevin Higgins Title: Director

[*] Personal information has been redacted from this exhibit.

137

SIGNED AND DELIVERED as a DEED
for and on behalf of ASHLAND SPECIALTIES HISPANIA, S.L.U. as the Spanish Originator and Spanish Sub-Servicer by its lawfully appointed attorney in the presence of:

/s/ Elyse Higgins ____________

(Witness’ Signature)

Elyse Higgins ______________

(Witness’ Name)

[*]  _

(Witness’ Address)

[*] ____

(Witness’ Occupation)

/s/ Kevin Higgins Attorney Signature Kevin Higgins Print Attorney Name

[*] Personal information has been redacted from this exhibit.

138

SIGNED AND DELIVERED as a DEED for and on behalf of ASHLAND INDUSTRIES EUROPE GMBH as the Swiss Originator and Swiss Sub-Servicer	/s/ Christiaan Tecuatl Name: Christiaan Tecuatl Title: Accounting Director EMEA & AAPC

139

SIGNED AND DELIVERED as a DEED
for and on behalf of ASHLAND SPECIALTIES UK LIMITED as the UK Originator and UK Sub-Servicer, acting by a Director in the presence of:

/s/ Elyse Higgins ____________

(Witness’ Signature)

Elyse Higgins ______________

(Witness’ Name)

[*] ____________ _

(Witness’ Address)

[*] ____________ __

(Witness’ Occupation)

/s/ Kevin Higgins Name: Kevin Higgins Title: Director

[*] Personal information has been redacted from this exhibit.

140

SIGNED AND DELIVERED as a DEED
for and on behalf of ASHLAND SPECIALTIES IRELAND LIMITED as the Servicer, Irish Originator and Parent by its lawfully appointed attorney in the presence of:

/s/ Elyse Higgins ____________

(Witness’ Signature)

Elyse Higgins ______________

(Witness’ Name)

[*] ____________ _

(Witness’ Address)

[*] ____________ __

(Witness’ Occupation)

/s/ Kevin Higgins Attorney signature Kevin Higgins Print Attorney name
[*] Personal information has been redacted from this exhibit.

141

SIGNED AND DELIVERED as a DEED for and on behalf of BANK OF AMERICA, N.A. as the Administrative Agent, Structuring Agent and Committed Purchaser	/s/ Scott Bell Name: Scott Bell Title: Senior Vice President

142

SIGNED AND DELIVERED as a DEED for and on behalf of MONT BLANC CAPITAL CORP as Committed Purchaser	/s/ Thomas Ryan Name: Thomas Ryan Title: Managing Director /s/ Dennis Strid Name: Dennis Strid Title: Vice President

143

SIGNED AND DELIVERED as a DEED for and on behalf of ING BELGIUM SA/NV as the ING Group Agent	/s/ Gert Sonck Name: Gert Sonck Title: Director /s/ Piotr Kisielewski Name: Piotr Kisielewski Title: Vice President

144